UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under § 240.14a-12

Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2022

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Callaway Golf Company (the “Company”), which will be held on Wednesday, May 25, 2022, solely by means of remote communication in a virtual-only format, commencing at 8:00 a.m. (Pacific Time). You will not be able to attend the Annual Meeting physically. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MDHNQQH, where you will be able to listen to the meeting live, submit questions and vote.

At the meeting, your Board of Directors will ask shareholders to (i) elect fourteen directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) approve the Callaway Golf Company 2022 Incentive Plan. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and “FOR” the approval of the Callaway Golf Company 2022 Incentive Plan.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

When	Wednesday, May 25, 2022, 8:00 a.m. (Pacific Time).

Where

The 2022 annual meeting of shareholders will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.meetnow.global/MDHNQQH, where you will be able to listen to the meeting live, submit questions and vote.

Items of Business

1.    To elect as directors the fourteen nominees named in the accompanying proxy statement.

2.    To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2022 fiscal year.

3.    To approve, on an advisory basis, the compensation of the company’s named executive officers.

4.    To approve the Callaway Golf Company 2022 Incentive Plan.

5.    To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 29, 2022. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote

Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 3 to vote. There will not be a physical meeting location, and shareholders will not be able to attend the annual meeting in person. As described on page 4 of the accompanying proxy statement, any shareholder may attend the annual meeting online and vote during the online meeting even if he or she previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California April 8, 2022	By Order of the Board of Directors, Sarah E. Kim Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2022:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2022

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Callaway Golf Company (the “Company”) has prepared these materials for its 2022 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, May 25, 2022, solely by means of remote communication in a virtual-only format, commencing at 8:00 a.m. (Pacific Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.

The proxy materials were first sent or made available to shareholders on or about April 8, 2022.

What is included in these proxy materials?

•	The Notice of 2022 Annual Meeting of Shareholders
•	This Proxy Statement
•	The Company’s 2021 Annual Report to Shareholders

If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders who have not previously requested paper proxy materials with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?

There are four items that shareholders may vote on at the Annual Meeting:

•	To elect to the Company’s Board of Directors (the “Board”) the fourteen nominees named in this Proxy Statement;

•	To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•	To approve the Callaway Golf Company 2022 Incentive Plan.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION

Who may vote at the Annual Meeting?

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 29, 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetnow.global/MDHNQQH.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

If, on the record date, your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. As a shareholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.

If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•

Virtual Annual Meeting. You may vote at the virtual Annual Meeting. If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “Join Meeting Now.” Enter your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card. If you cannot locate your Notice of Internet Availability of Proxy Materials or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at 800-522-6645.

Votes submitted by proxy via the Internet, by telephone or by mail must be received by 1:00 a.m., Pacific Time, on May 25, 2022. Votes may also be submitted during the virtual Annual Meeting.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares.

If you wish to attend the virtual Annual Meeting and participate in and vote your shares at the virtual Annual Meeting, you must register online in advance. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee that holds your shares. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. You may also mail your legal proxy to Computershare, Callaway Golf Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 20, 2022.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link www.meetnow.global/MDHNQQH and selecting “Join Meeting Now,” and then entering the control number provided by Computershare.

How are proxies voted?

All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the virtual Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.

The election of directors, approval, on an advisory basis, of the compensation of the Company’s named executive officers and approval of the Callaway Golf Company 2022 Incentive Plan are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” each of the fourteen nominees for election as director as set forth in this Proxy Statement;
•	“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•	“FOR” the approval of the Callaway Golf Company 2022 Incentive Plan.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.

What is the quorum requirement for the Annual Meeting?

As of the record date for the Annual Meeting, there were 184,681,840 shares of Common Stock issued and outstanding. Under Delaware law and the Seventh Amended and Restated Bylaws of the Company (the “Company’s Bylaws”), the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (including by virtual attendance) or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How many votes does each share have?

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of each of the fourteen nominees for director.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) the approval of the Callaway Golf Company 2022 Incentive Plan.

How are abstentions and broker non-votes treated?

As noted above, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved (other than the election of directors), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. For the election of directors, abstentions do not count as a vote cast and will have no effect on the outcome of the proposal.

Broker non-votes are not considered as votes cast (for the election of directors) or as shares having voting power present in person or represented by proxy (for all proposals other than the election of directors) and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.

Can I change my vote or revoke my proxy after I have voted?

Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:

•	filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•

voting again on a later date via the Internet or by telephone by no later than 1:00 a.m., Pacific Time, on May 25, 2022 (in which case only your latest Internet or telephone proxy submitted will be counted); or

•

attending the virtual Annual Meeting via the link www.meetnow.global/MDHNQQH and voting at the virtual Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 24, 2022, and should be addressed as follows: Callaway Golf Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may vote at the virtual Annual Meeting.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Will there be a list of shareholders entitled to vote at the Meeting?

Yes, the Company will make a list of shareholders as of the close of business on March 29, 2022 available for examination at the Company’s principal executive offices at 2180 Rutherford Road, Carlsbad, California 92008, for ten days prior to the Annual Meeting by contacting the Corporate Secretary. Such list will also be available during the Annual Meeting on the online meeting portal.

Who is soliciting these proxies and who is paying the solicitation costs?

The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $7,500, plus out-of-pocket expenses.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one Proxy Statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside.

In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact his or her bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What else is expected to take place at the Annual Meeting?

The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business and then have a short question and answer period. The Company does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance. They address, among other topics:

• Board size • Board leadership • Board oversight responsibility • Succession planning • Director, CEO and executive officer stock ownership guidelines	• Director independence • Director emeritus • Limits on directors serving on other boards • Election of directors • Director compensation	• Board membership criteria • Director orientation and continuing education • Board access to independent auditors and advisors • Annual Board assessment

Director Independence

The current size of the Board is fourteen members. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that twelve of the fourteen current directors are independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, and Erik J Anderson are the only current directors who are not independent. For a description of the relationship that led to the Board’s determination that Mr. Anderson is not independent, see the section below entitled, “—Compensation Committee Interlocks and Insider Participation.” Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer and Mr. Anderson are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, investment banking, human resources and compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, entertainment and hospitality, mergers and acquisitions, cybersecurity, and environmental, social and governance (“ESG”) matters. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “—Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board of directors.

The Company is committed to inclusiveness and to pursuing diversity of the members of its Board in terms of background, experience, education, skills and perspective. Although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. As such, when considering a potential new candidate, the Nominating and Corporate Governance Committee and the Board consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, in an effort to increase the Board’s ethnic, gender or cultural diversity. The Board currently includes four female members and three members who each self-identifies as a member of an underrepresented community.

The Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. In addition to the diversity of our directors’ skills and experience that the Nominating and Corporate Governance Committee considers, our nominees for director are also diverse in age, race and gender, which we believe allows our directors to better represent our customers, employees and other stakeholders.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Service on Other Public Boards

Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than two boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairperson or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.

Majority Voting Standard

The Company’s Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a nominee for director exceeds the number of votes “AGAINST” as to that nominee for director.

In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

Under the Company’s Corporate Governance Guidelines, all nominees for director are required to tender, prior to the mailing of the proxy statement for the meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon the occurrence of both (i) the failure to receive the required vote for re-election at any meeting at which they are nominated for re-election and (ii) the Board’s acceptance of such resignation. In the event that, in an uncontested election of directors, any nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee or, under certain circumstances, a committee of independent directors, will consider all factors it considers relevant, including, among other things, the reasons for any “against” votes, and will recommend to the Board whether or not to accept the nominee’s previously tendered resignation offer. The Board will consider such recommendation and will determine within 90 days from the date of the certification of the election results whether to accept the resignation. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Board is required to publicly disclose such determination. The director nominee who failed to receive the required vote for election or re-election does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Shareholder Nominees—Proxy Access

The Company’s shareholders possess the right to nominate candidates to the Board through proxy access provisions of the Company’s Bylaws. The Company’s Bylaws permit any shareholder (or group of up to 20 shareholders) owning three percent or more of the Company’s outstanding Common Stock continuously for at least the previous three years to nominate a candidate for election to the Board and to include in the Company’s proxy materials for its annual meeting of shareholders. The maximum number of shareholder-nominated candidates is equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board (rounding down to the closest whole number). Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s Bylaws. The foregoing is a summary of Section 2.7 of the Company’s Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Shareholder Nominations and Proposals—Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.”

Annual Board and Committee Assessment and Evaluation

Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.

Board Leadership Structure

The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairperson is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairperson is not an independent director (e.g., when the Board Chairperson is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairperson or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between the Company’s Chief Executive Officer and the independent directors.

The Company currently separates the positions of Board Chairperson and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairperson is currently John F. Lundgren, and Mr. Brewer is the Company’s Chief Executive Officer. Separating these positions and having the Board Chairperson lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. Erik J Anderson also serves as the Vice Chairperson of the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Lundgren, Mr. Anderson and Mr. Brewer. Accordingly, because Mr. Lundgren, who is an independent director, is serving as Board Chairperson, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairperson position is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Board Memberships.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the likelihood and potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.

The Board also considers information technology and cybersecurity an important risk, and the Audit Committee receives regular updates from the Company’s management on at least a semiannual basis on IT and cybersecurity strategy and risks specific to the Company. The Company prioritizes the protection of data in its care and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. For more information, see the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Cybersecurity Overview.

See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.

Board Committees

The Board currently has three standing committees:

•	the Audit Committee;

•	the Compensation and Management Succession Committee (the “Compensation Committee”); and

•	the Nominating and Corporate Governance Committee.

The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the NYSE, copies of which are available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Erik J Anderson	—	—	—	—

Samuel H. Armacost	✓	Member	Member	—

Scott H. Baxter	✓	—	Member	—

Oliver G. Brewer III	—	—	—	—

Thomas G. Dundon	✓	—	—	—

Laura J. Flanagan	✓	—	Member	—

Russell L. Fleischer	✓	Chair	—	—

Bavan M. Holloway	✓	—	—	—

John F. Lundgren	✓	Member	Member	Member

Scott M. Marimow	✓	—	—	Member

Adebayo O. Ogunlesi	✓	Member	—	Chair

Varsha R. Rao	✓	—	—	—

Linda B. Segre	✓	—	Chair	Member

Anthony S. Thornley	✓	Member	—	Member

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:

•	is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;

•	approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;

•

obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;

•	reviews and considers, at least annually, the independence of the outside auditors;

•	annually reviews and discusses the performance and effectiveness of the internal audit function;

•

reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;

•	reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•	reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•	oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.

Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Fleischer as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Fleischer’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Fleischer any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

In addition, the Audit Committee annually evaluates the performance of the Audit Committee and assesses the adequacy of its written charter. Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.

Compensation and Management Succession Committee. The Compensation Committee:

•

oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;

•

administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;

•

reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates his or her performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s Chief Executive Officer;

•	reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreements;

•	is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;

•	reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers;

•	reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board;

•	oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;

•

at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and

•	oversees or participates in the Company’s engagement efforts with shareholders on the subject of executive compensation.

In addition, the Compensation Committee annually evaluates the performance of the Compensation Committee and assesses the adequacy of its written charter. Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;

•	develops and recommends to the Board standards to be used in assessing director independence;

•	oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;

•	oversees the annual evaluation and assessment of the Board and its committees;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate;

•	makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommends candidates to the Board for appointment to its committees; and

•	reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.

In addition, the Nominating and Corporate Governance Committee annually evaluates the performance of the Nominating and Corporate Governance Committee and assesses the adequacy of its written charter. Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “—Director Qualifications,” “—Identification of Potential Director Candidates,” “—Nomination Process” and “—Annual Board and Committee Assessment and Evaluation,” above.

Meetings and Director Attendance

During 2021, the Board met seven times, and the independent directors met in executive session at five of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met eight times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met five times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting or discuss Company business without calling a formal meeting.

During 2021, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served. All of the directors standing for re-election are expected to attend the annual meetings of shareholders, and all such directors who were serving on the Board at such time attended the 2021 virtual annual meeting of shareholders.

Communications with the Board

Shareholders and other interested parties may contact the Board Chairperson or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairperson.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Code of Conduct is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Governance Overview—Code of Conduct. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

Sustainability Program

In 2019, the Company, at the direction of its Chief Executive Officer with oversight from the Board of Directors, formally launched the Global Sustainability Program. The goal of this program is to bring increased awareness and structure to the Company’s existing social and environmental sustainability initiatives, while also enhancing the sustainability efforts across its global businesses. In connection with launching the Global Sustainability Program, the Company established an Executive Sustainability Committee comprising its Chief Executive Officer, Chief Financial Officer, all other executive officers, and the General Counsel. A Sustainability Core Team meets and then reports progress of the Global Sustainability Program quarterly to the Executive Sustainability Committee. Members of the Sustainability Core Team, known as Sustainability Champions, are employees who have been selected from throughout the organization to drive large-scale global projects that build upon the Company’s existing environmental and social sustainability efforts. Sustainability Champions also promote smaller-scale employee-driven initiatives at the local levels. These projects and initiatives are benchmarked against the sustainability frameworks published by the Global Reporting Initiative (“GRI”) and the Sustainability Accounting Standards Board (“SASB”) with respect to sustainability issues that are likely to affect the financial conditions or operating performances of companies in the consumer goods, apparel and entertainment sectors.

The Company’s entire Board of Directors oversees the Global Sustainability Program and receives a comprehensive report regarding the program’s initiatives and progress on an annual basis. Additionally, the General Counsel of the Company provides a quarterly update to the Board’s Nominating and Corporate Governance Committee on the Company’s latest third-party performance scores on ESG topics to maintain a consistent pulse on the Company’s ESG performance.

The Global Sustainability Program has played an integral role in assessing the Company’s material ESG concerns and developing the Company’s sustainability strategy and goals. The Global Sustainability Program has also introduced a variety of new initiatives across the Company, including: establishing a quarterly internal sustainability newsletter; enhancing sustainability content on the Company’s website; and engaging employees globally to devise new sustainability action plans for the Company’s various brands and workspaces. In March 2022, the Company published its inaugural Sustainability Report for the year ended December 31, 2021 on its website at www.callawaygolf.com under Investor Relations—Corporate Governance—Corporate Social Responsibility, and is committed to publishing a bi-annual report to continue promoting transparency regarding its future sustainability efforts.

Environmental, Health and Safety Responsibility

The Company is committed to conducting its business in a sustainable manner and maintains policies and procedures that establish the foundation of its environmental responsibility program. The Company is committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, the Company focuses on initiatives such as reduction of hazardous waste, reduction in water usage, implementation of energy efficiency projects in collaboration with local utilities/landlords and sustainable design strategies that involve the elimination or reduction of undesirable chemicals and solvents in favor of safer and environmentally preferred alternatives.

In furtherance of these initiatives, the Company has adopted an Environmental, Health and Safety Policy, which is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Environmental, Health and Safety Responsibility. For more information regarding the Company’s efforts, see the Sustainability Report for the year ended December 31, 2021 on its website at www.callawaygolf.com under Investor Relations—Corporate Governance—Environmental, Health and Safety Responsibility.

Social Responsibility

The Company seeks to focus on social issues important to its employees, shareholders and customers, which include raising awareness with employees and within the Company’s supply chain about how the Company and its employees can make the right decisions on issues like product safety and work environments affecting those who help the Company make its products. In addition, the Company focuses on initiatives such as supporting diversity and inclusion efforts, implementing COVID-19 policies and procedures, and maintaining product safety and quality.

For more information regarding the Company’s efforts, see the Sustainability Report for the year ended December 31, 2021 on its website at www.callawaygolf.com under Investor Relations—Corporate Governance—Corporate Social Responsibility.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of his or her family, count toward this ownership requirement. Additionally, for those directors who are employed by or otherwise affiliated with a shareholder of the Company, shares owned by such affiliated entity count towards this ownership requirement in the discretion of the Compensation Committee. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2021, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

Policy on Speculative Trading Activities—Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

In connection with the Topgolf merger, Mr. Dundon and DDFS Partnership LP, an entity Mr. Dundon controls, collectively received approximately 18.6 million shares of Common Stock. Mr. Dundon advised the Company that he believes in the long-term prospects of the Company and that his preference was not to sell his shares. He therefore requested that the Company allow him to pledge a portion of the shares he controls as collateral for a credit facility so that he could employ the liquidity provided by such shares without having to sell them. The Board determined to permit Mr. Dundon to pledge approximately 5.5 million shares of Common Stock owned by DDFS Partnership LP as collateral for a credit facility until March 8, 2023 (the two year anniversary of the Topgolf merger). In evaluating Mr. Dundon’s request to pledge such shares, the Board considered, among other things, (i) that Mr. Dundon was only pledging less than 30% of the shares he controls and only until March 8, 2023, (ii) Mr. Dundon’s agreement that the amount to be borrowed would not exceed 45% of the value of the pledged shares on the funding date, and (iii) Mr. Dundon’s agreement that in the event of any margin call or shortfall associated with the underlying loan, Mr. Dundon would deposit sufficient cash or other securities into a margin account in an amount sufficient to ensure that the pledged shares are not foreclosed upon or otherwise sold into the market. Mr. Dundon also agreed that the pledged shares would not count toward his satisfaction of the Company’s stock ownership guidelines so long as such shares were pledged. Based on its evaluation, the Board concluded that the pledging arrangement does not pose an undue risk to the Company.

Compensation Committee Interlocks and Insider Participation

In 2021, the Company’s executive officer compensation matters were handled by the Compensation Committee. The Company’s Compensation Committee is currently comprised of the following directors: Mses. Flanagan and Segre (Chair) and Messrs. Armacost, Baxter, and Lundgren. During 2021 and prior to May 19, 2021, John C. Cushman served as a member of the Compensation Committee until his retirement at the 2021 annual meeting of shareholders. During the times of their committee service during 2021, all of such members (current and former) were determined to be independent and there were no compensation committee interlocks.

Mr. Brewer, the Company’s Chief Executive Officer and member of the Board, served as a member of the compensation committee of Topgolf International, Inc. (“Topgolf”) during 2020 and until the Company’s merger with Topgolf in March 2021. During that time, Mr. Anderson, a director of the Company, served as the Executive Chairman of Topgolf until the closing of the merger in March 2021.

Director Compensation

Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits, as described below. As discussed above, the Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.

Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.

In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, its independent compensation consultant. The primary source of the market data is the same group of companies that are used for executive compensation determination purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program. In 2020, the Compensation Committee’s independent compensation consultant reviewed our director compensation program relative to broad trends as well as practices of the Compensation Comparison Group and advised that the director compensation be increased in 2021 to bring director compensation in line with market practices. The increases in the annual cash retainer and annual equity grant align individual director pay with peer levels.

Cash Compensation. Prior to May 2021, non-employee directors were paid an annual base cash compensation of $75,000 and the Board Chairman was paid an additional annual $40,000 cash retainer. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000. As a result of a review of our Board compensation by the Compensation Committee’s independent compensation consultant as described above, effective May 19, 2021, the Board approved an increase to the annual retainer from $75,000 to $100,000 and an increase in the additional annual cash retainer paid to the Board Chairman from $40,000 to $50,000.

Commencing in July 2021, members of our Board may elect to receive their cash retainers in the form of fully vested shares of our Common Stock, which shares are issued on the 15th day of the last calendar month of each calendar quarter, in arrears. The number of shares issued is equal to (1) the cash retainers to be paid in the form of shares, divided by (2) the closing price per share on the 15th day of the last calendar month of each calendar quarter (or if such day is not a trading day, on the immediately preceding trading day). These shares have historically been issued under our 2013 Non-Employee Directors Stock Incentive Plan. Assuming approval of Proposal No. 4 at the Annual Meeting, these shares will be issued under the 2022 Stock Incentive Plan following the date of the Annual Meeting.

Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2013 Non-Employee Directors Stock Incentive Plan) with an aggregate grant date fair value of approximately $100,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee. Each of Messrs. Anderson, Dundon and Marimow received a prorated initial award upon their initial appointment to our Board in connection with the closing of our merger with Topgolf in March 2021, as reflected in the table below, which awards vested on the first anniversary of the grant date. In addition, Ms. Holloway received a prorated initial award upon her initial appointment to our Board in December 2021, which award vests on the first anniversary of the grant date. The value and the number of equity awards granted to the directors in 2021 are reported in the table below. As a result of a review of our Board compensation by the Compensation Committee’s independent compensation consultant as described above, effective for the annual awards made commencing at the 2021 annual meeting, the Board approved an increase to the annual equity award value from $100,000 to $125,000.

Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2021 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2021

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erik J Anderson	$76,495	$155,301	$—	$—	$—	$—	$231,796
Samuel H. Armacost	$90,453	$138,386	$—	$—	$—	$—	$228,839
Scott H. Baxter	$90,453	$138,386	$—	$—	$—	$—	$228,839
John C. Cushman, III (3)	$28,846	$—	$—	$—	$—	$—	$28,846
Thomas G. Dundon (4)	$76,495	$155,301	$—	$—	$—	$—	$231,796
Laura J. Flanagan	$90,453	$138,386	$—	$—	$—	$—	$228,839
Russell L. Fleischer (5)	$105,453	$138,386	$—	$—	$—	$—	$243,839
Bavan M. Holloway	$7,065	$48,794	$—	$—	$—	$—	$55,860
John F. Lundgren	$136,635	$138,386	$—	$—	$—	$—	$275,020
Scott M. Marimow	$76,495	$155,301	$—	$—	$—	$—	$231,796
Adebayo O. Ogunlesi (6)	$100,453	$138,386	$—	$—	$—	$—	$238,839
Linda B. Segre	$102,953	$138,386	$—	$—	$—	$—	$241,339
Anthony S. Thornley	$90,453	$138,386	$—	$—	$—	$—	$228,839

(1) Mr. Lundgren was paid an additional $50,000 for service as Board Chairperson. Mr. Fleischer was paid an additional $15,000 for service as Audit Committee Chair. Ms. Segre was paid an additional $12,500 for service as Compensation Committee Chair. Mr. Ogunlesi was paid an additional $10,000 for service as Nominating and Corporate Governance Committee Chair.

(2) Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for 2021 utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 17, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (the “2021 Form 10-K”), for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2021, each non-employee director who was re-elected to the Board on the date of our 2021 annual meeting was granted 4,063 RSUs, which, subject to continued service, vest on the one-year anniversary of the grant date. In addition, each of Messrs. Anderson, Dundon and Marimow also received a prorated initial award of 573 RSUs upon their initial appointment to our Board in connection with the closing of our merger with Topgolf in March 2021, which awards vested on the first anniversary of the grant date. Ms. Holloway also received a prorated initial award of 1,833 RSUs upon her initial appointment to our Board in December 2021, which award vests on the first anniversary of the grant date. As of December 31, 2021, the non-employee directors listed in the table above held the following RSUs (including accrued share dividend equivalents): Mr. Anderson, 4,636 RSUs; Mr. Armacost, 4,063 RSUs; Mr. Baxter, 4,063 RSUs; Mr. Cushman, no RSUs; Mr. Dundon, 4,636 RSUs; Ms. Flanagan, 4,063 RSUs; Mr. Fleischer, 4,063 RSUs; Ms. Holloway, 1,833 RSUs; Mr. Lundgren, 4,063 RSUs; Mr. Marimow, 4,636 RSUs; Mr. Ogunlesi, 4,063 RSUs; Ms. Segre, 4,063 RSUs; and Mr. Thornley, 4,063 RSUs. As of December 31, 2021, Mr. Anderson also held 155,455 options to purchase shares of our Common Stock, which options were assumed by us in connection with our merger with Topgolf in March 2021.

(3) Mr. Cushman did not stand for reelection at the 2021 annual meeting and ceased serving on the Board on such date. He continues to serve as a Director Emeritus, for which he does not receive compensation, but is entitled to receive a limited amount of the Company’s golf club and golf ball products, free of charge, for his own personal use and the use of immediate family members residing in his household.

(4) Mr. Dundon chose to receive $50,000 of retainers earned in 2021 in the form of fully vested shares of our Common Stock and received an aggregate of 1,834 shares. The amount of the cash retainers that Mr. Dundon elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.

(5) Mr. Fleischer chose to receive $57,500 of fees earned in 2021 in the form of fully vested shares of our Common Stock and received an aggregate of 2,109 shares. The amount of the cash retainers that Mr. Fleischer elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.

(6) Mr. Ogunlesi chose to receive $55,000 of fees earned in 2021 in the form of fully vested shares of our Common Stock and received an aggregate of 2,018 shares. The amount of the cash retainers that Mr. Ogunlesi elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. The current size of the Company’s Board is fourteen members. Pursuant to a Stockholders Agreement, dated as of October 27, 2020 (the “Stockholders Agreement”) entered into in connection with the Company’s merger with Topgolf, each of PEP TG Investments LP (“Providence”), DDFS Partnership LP and Dundon 2009 Gift Trust (together, “Dundon”) and TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”), have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Accordingly, upon the completion of the Company’s merger with Topgolf on March 8, 2021, each of Scott M. Marimow, Thomas G. Dundon and Erik J Anderson was appointed to the Board by Providence, Dundon and WestRiver, respectively, pursuant to the terms of the Stockholders Agreement. As of December 31, 2021, WestRiver no longer held sufficient shares to maintain its right to designate a nominee for director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the fourteen current directors identified in the table below to stand for election at the Annual Meeting to serve until the 2023 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director of the Company.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
John F. Lundgren	Chairperson of the Board
Erik J Anderson	Vice Chairperson of the Board
Samuel H. Armacost	Director
Scott H. Baxter	Director
Thomas G. Dundon	Director
Laura J. Flanagan	Director
Russell L. Fleischer	Director
Bavan M. Holloway	Director
Scott M. Marimow	Director
Adebayo O. Ogunlesi	Director
Varsha R. Rao	Director
Linda B. Segre	Director
Anthony S. Thornley	Director

Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 58 Director Since: 2012 Board Committees: None

Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He had also, since 2012, served as a Director of Topgolf until the completion of the Company’s merger with Topgolf on March 8, 2021. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.

Specific Qualifications, Attributes, Skills & Experience

Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, selling to retailers, mergers and acquisitions, entertainment and hospitality, cybersecurity and environmental, social and governance matters.

John F. Lundgren	Chairperson of the Board
Age: 70 Director Since: 2009 Board Committees: Audit, Compensation and Nominating and Corporate Governance

Mr. Lundgren is the Chairman of the Board of Directors at the Company. Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President—European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently the lead independent director of VISA Inc. Mr. Lundgren also served as a member of the board of directors of Staples, Inc. prior to its sale to a private equity fund in September 2017. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail sell-through, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Erik J Anderson	Vice Chairperson of the Board
Age: 63 Director Since: 2021 Board Committees: None

Mr. Anderson is the Vice Chairman of the Board of Directors at the Company. From 2008 until the completion of the Company’s merger with Topgolf in March 2021, Mr. Anderson served as a director of Topgolf, including as chairman from October 2015 to January 2018. Mr. Anderson also served as Chief Executive Officer of Topgolf from October 2015 until January 2018, and as Topgolf’s Executive Chairman from January 2018 until the completion of the Company’s merger with Topgolf. While at Topgolf, he received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017 he was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018 he was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Founder and CEO of WestRiver Group, which provides integrated capital solutions for the global innovation economy. He also serves as Executive Chairman of Singularity University, a global community using exponential technologies to tackle the world’s biggest challenges. From 1998 to 2002, Mr. Anderson was the Chief Executive Officer of Matthew G. Norton Co., a private investment company. In addition, he was a partner at the private equity firm of Frazier & Company, LP, and a Vice President at Goldman, Sachs & Co. Mr. Anderson is currently a member of the boards of directors of Decarbonization Plus Acquisition Corporation IV, Hyzon Motors Inc., and Solid Power, Inc., and he served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II until January 2022. Mr. Anderson served on the board of directors of Avista Corporation, a publicly traded electric and natural gas provider, from May 2011 to May 2019. Mr. Anderson has also served, and continues to serve, on the board of directors of various private companies, including several companies in the sports industry. Mr. Anderson received an M.S. and B.S. in Industrial Engineering from Stanford University in 1982 and a B.A. in Economics and Management Engineering from Claremont McKenna College in 1979.

Specific Qualifications, Attributes, Skills & Experience

Mr. Anderson is highly qualified to serve on the Board, among other reasons, due to his prior service as Executive Chairman and Chief Executive Officer of Topgolf, his extensive experience as a board member of numerous private companies, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business matters, investor relations, strategic planning, mergers and acquisitions, entertainment and hospitality, cybersecurity and environmental, social and governance matters.

Samuel H. Armacost	Director
Age: 83 Director Since: 2003 Board Committees: Audit, Compensation

From 1981 to 2010, Mr. Armacost served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was its Chairman from 1998 to March 2010 and Chairman Emeritus from April 2010 through December 2016. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. He was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Mr. Armacost also served as a board member of Chevron Corporation from 1982 to 2011, of Del Monte Foods, Inc. from 2002 to 2011, of Exponent, Inc. from 1989 to 2013 and of Franklin Resources, Inc. from 2004 to 2014. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

Specific Qualifications, Attributes, Skills & Experience

Mr. Armacost is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior chief executive officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business matters, research and development, strategic planning, and mergers and acquisitions.

Scott H. Baxter	Director
Age: 57 Director Since: 2019 Board Committees: Compensation

Mr. Baxter is the President, Chief Executive Officer, and Chairman of the Board of Directors of Kontoor Brands, Inc., a global lifestyle apparel company. He was named Chief Executive Officer of Kontoor Brands in August 2018 when VF Corporation announced its intention to separate its Jeanswear organization into an independent, publicly traded company. Mr. Baxter has more than 30 years of business experience, including significant experience in the apparel industry. Prior to becoming the Chief Executive Officer of Kontoor Brands, Mr. Baxter was Group President, Americas West, for VF Corporation from January 2018 to August 2018 and was responsible for overseeing brands such as The North Face® and Vans®. He also held various other positions at VF Corporation from 2008 to 2018, including Vice President and Group President-Outdoor & Action Sports Americas from March 2016 until December 2017 and Vice President and Group President-Jeanswear Americas, Imagewear and South America from May 2013 until March 2016. In 2008, Mr. Baxter was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions. Prior to joining VF, he served in other leadership roles, including at The Home Depot Company, Nestle and PepsiCo. Mr. Baxter holds a B.A. in History from the University of Toledo and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Specific Qualifications, Attributes, Skills & Experience

Mr. Baxter is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience in the apparel industry, current executive position as Chief Executive Officer of Kontoor Brands, and his other executive experiences. Mr. Baxter also has functional expertise in human resources/compensation, manufacturing, international business matters, strategic planning, consumer sales and marketing, sell-through retail, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Thomas G. Dundon	Director
Age: 50 Director Since: 2021 Board Committees: None

From 2011 until the completion of the merger with Topgolf in March 2021, Mr. Dundon served as a director of Topgolf. Mr. Dundon is the Founder and Managing Partner of Dundon Capital Partners LLC (“Dundon Capital Partners”), a Dallas-based private investment firm. Mr. Dundon also serves as Chief Executive Officer, Owner and Governor of the Carolina Hurricanes, a team in the National Hockey League. Prior to founding Dundon Capital Partners, Mr. Dundon served as the Chairman and Chief Executive Officer of Santander Consumer USA, a publicly traded consumer finance company, which he co-founded in 1995. Mr. Dundon has also served, and continues to serve, on the board of directors of various private companies. Mr. Dundon received a bachelor’s degree in economics from the Southern Methodist University in 1993.

Specific Qualifications, Attributes, Skills & Experience

Mr. Dundon is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his experience as a chairman and chief executive officer of a public company; as well as his prior executive and operational experience in the sports and entertainment industries and his experience with corporate, governance matters. He also has functional expertise in finance, accounting, investment banking, strategic planning, entertainment and hospitality, mergers and acquisitions and cybersecurity.

Laura J. Flanagan	Director
Age: 54 Director Since: 2018 Board Committees: Compensation

Ms. Flanagan has served as the Chief Executive Officer and a member of the board of directors of Ripple Foods, a plant-based food and beverage company, since October 2019. Ms. Flanagan served as the Chief Executive Officer of Foster Farms, a leader in poultry products, headquartered in California from 2016 until February 2019. Prior to joining Foster Farms, she worked as a consultant to private equity firms from 2014 to 2016. Ms. Flanagan was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was the Vice President of Marketing for Tropicana Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 on the board of directors of Core-Mark International, a publicly traded company and one of the largest wholesale distributors to the convenience store channel. She served as Chair of the Nominating and Governance Committee from 2020-2021. Core-Mark was acquired by Performance Food Group in 2021 and Ms. Flanagan now serves on the board of PFGC, a publicly traded company and one of the largest distributors of products to the foodservice and restaurant channel. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996.

Specific Qualifications, Attributes, Skills & Experience

Ms. Flanagan is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to her extensive experience as a Chief Executive Officer, her background in consumer products, and her experience on other public company boards. She also has functional expertise in finance, human resources/compensation, manufacturing research and development, strategic planning, consumer sales/marketing, sell-through retail, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Russell L. Fleischer	Director
Age: 54 Director Since: 2018 Board Committees: Audit (Chair)

Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, strategic planning, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Bavan M. Holloway	Director
Age: 57 Director Since: 2021 Board Committees: None

Ms. Holloway has served as a Director of the Company since December 2021 and has over 30 years of broad finance and audit experience in complex and highly regulated business environments. She previously served as Vice President of Corporate Audit for The Boeing Company, among other senior finance roles, until her retirement in April 2020. Prior to joining Boeing in May 2002, Ms. Holloway spent 16 years at KPMG LLP primarily serving financial clients in Chicago and New York. She currently serves on the boards of directors of T-Mobile US, Inc. and TPI Composites Inc. Ms. Holloway holds a bachelor’s degree in business administration from the University of Tulsa and a master’s degree in financial markets and trading from the Illinois Institute of Technology. In October 2021, Ms. Holloway also received her CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.

Specific Qualifications, Attributes, Skills & Experience

Ms. Holloway is highly qualified to serve on the Board, among other reasons, due to her extensive experience in the areas of finance, accounting and corporate audit as well as her experience serving as a board member at other public companies. She also has functional expertise in finance, accounting, technology, international business matters, and cybersecurity and is passionate about diversity matters.

Scott M. Marimow	Director
Age: 42 Director Since: 2021 Board Committees: Nominating and Corporate Governance

From 2016 until the completion of the merger with Topgolf in March 2021, Mr. Marimow served as a director of Topgolf, where he was Chairman of the Real Estate Committee and a member of the Compensation Committee. Mr. Marimow is a Managing Director at Providence Equity Partners, where he has led investments in the sports, entertainment and media sectors. Current and past portfolio companies include AutoTrader, EZLinks Golf, Hulu, Learfield Sports, Major League Soccer, Newport Television, RentPath, TAIT Towers and ZeniMax Media. Prior to joining Providence Equity Partners in 2004, Mr. Marimow was an analyst in the media investment banking group of Deutsche Bank. Mr. Marimow received a B.Sc. in Business Administration from the Wharton School of the University of Pennsylvania in 2002.

Specific Qualifications, Attributes, Skills & Experience

Mr. Marimow is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his extensive experience as a board member of numerous private companies, and his knowledge of and executive and operational experience with sports, entertainment and media portfolio companies of Providence Equity Partners. He also has functional expertise in finance, accounting, investment banking, consumer sales/marketing, mergers and acquisitions, entertainment and hospitality and strategic planning.

Adebayo O. Ogunlesi	Director
Age: 68 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

Specific Qualifications, Attributes, Skills & Experience

Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, law, investment banking, human resources/compensation, international business matters, strategic planning, mergers and acquisitions, cybersecurity and environmental, social and governance matters.

Varsha R. Rao	Director
Age: 52 Director Since: 2022 Board Committees: None

Ms. Rao served as the Chief Executive Officer of Nurx, a leading direct-to-consumer telehealth platform, since April 2019, and was appointed the Head of Nurx following the closing of its merger with Thirty Madison in March 2022. Ms. Rao has also served on the boards of directors at Viasat, Inc., a global satellite telecommunications company, since July 2017, and Social Capital Hedosophia Holdings Corp. VI since October 2021. Prior to her role at Nurx, Ms. Rao served as the Chief Operating Officer of Clover Health, a healthcare technology company, from September 2017 to December 2018. From November 2013 to December 2016, Ms. Rao served as the Head of Global Operations at Airbnb, Inc., a global travel marketplace. Ms. Rao earned a B.A. degree in Mathematics and a B.S. degree in Economics from the University of Pennsylvania, and an M.B.A. degree from the Harvard Business School. She is a Member of the International Advisory Board for the Center for the Advanced Study of India at the University of Pennsylvania.

Specific Qualifications, Attributes, Skills & Experience

Ms. Rao is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her experience as a Chief Executive Officer, her other public company board experience and her extensive knowledge of corporate operations and the e-commerce industry. Ms. Rao also has functional experience in finance, accounting, investment banking, human resources/compensation, technology, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail, mergers and acquisitions, environmental, social and governance matters and cybersecurity.

Linda B. Segre	Director
Age: 61 Director Since: 2015 Board Committees: Compensation (Chair), Nominating and Corporate Governance

Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre is also a director and chairperson of the compensation committee of the board of directors of Mission Produce, Inc., a publicly traded company. Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her prior service on the Company’s Board, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, human resources, executive compensation, manufacturing, international business matters, strategic planning, consumer sales/marketing, sell-through retail, mergers and acquisitions, entertainment and hospitality and environmental, social and governance matters.

Anthony S. Thornley	Director
Age: 75 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance

Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc., from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.

Specific Qualifications, Attributes, Skills & Experience

Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions and environmental, cybersecurity and social and governance matters.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast is required for the election of each of the fourteen nominees to be elected as directors. You may vote “for” or “against” with respect to the election of any or all of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT

Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.

2021 Audit Committee Activities

Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2021. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2021 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

During the course of 2021, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2021 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2021 Form 10-K for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Russell L. Fleischer (Chair) | Samuel H. Armacost |

John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2021 and December 31, 2020:

	2021	2020	Description
Audit Fees	$5,498,100	$3,778,370

Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown. The increase in global audit fees in 2021 compared to 2020 was primarily related to the addition of Topgolf as a result of the merger completed in March 2021 and for services rendered in connection with a follow-on offering completed in 2021.

Audit-Related Fees	$314,000	$550,000	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax Fees	$347,128	$290,813

Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	—	—	Includes fees for all services except those described above.

Approximately 0.3% of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2021. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2021 and 2020 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm”. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.

The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2022 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

Linda B. Segre (Chair) | Samuel H. Armacost

Scott H. Baxter |

Laura J. Flanagan | John F. Lundgren

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2021. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2021 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2021 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer
Arthur F. Starrs	Chief Executive Officer, Topgolf International, Inc.
Glenn F. Hickey	Executive Vice President, Callaway Golf
Mark F. Leposky	Executive Vice President, Global Operations

Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2021. See “2021 Compensation Tables,” below.

The Evolution of Callaway

Callaway is a technology-enabled golf and active lifestyle leader with a portfolio of global brands, including Callaway Golf, Topgolf, TravisMathew, Odyssey, OGIO and Jack Wolfskin. The Company has evolved over time from a manufacturer of golf clubs and balls to a modern golf and active lifestyle company. In an effort to diversify and explore new growth opportunities, in 2017, the Company expanded its soft goods business to include premium lifestyle product lines, namely apparel, footwear, bags and accessories, that are complementary to golf with the acquisitions of OGIO and TravisMathew. In 2019, the Company acquired Jack Wolfskin, a premium outdoor apparel, footwear and equipment brand, which further enhanced the Company’s lifestyle category and provided a platform in the active outdoor and urban outdoor categories. More recently, on March 8, 2021, the Company completed its merger with Topgolf, a leading technology-enabled golf entertainment business that offers an innovative platform comprised of state-of-the-art open-air golf and entertainment venues, in addition to proprietary ball-tracking technology under the Toptracer brand and an innovative media platform. In July 2021, the Company took over its Korea Callaway apparel business from its licensee in Korea. Through these acquisitions and the recent merger with Topgolf, the Company transformed into a modern golf and active lifestyle company with a compelling family of brands offered in the United States and internationally in over 120 countries, and across multiple channels including wholesale, retail, on-line through its websites, and at Topgolf venues.

Timeline of Key Transformation Milestones

2021 Topgolf Merger—A Transformative Transaction. In March 2021, Callaway merged with Topgolf, representing one of the largest deals in the history of the golf industry. Callaway’s shareholders were overwhelmingly supportive of this transaction, with 99% of Callaway shareholders’ votes cast in favor of the transaction proposal. As a result of the merger, Callaway’s revenue streams diversified further and increased significantly, with full year pro forma 2021 revenue1 of $3,276 million up over 100% compared to full year 2020, with 62% of the revenue from outside the golf equipment segment.

Record 2021 Financial and Operational Results. On a financial, strategic and operational performance basis, 2021 was an exceptional year for the Company. Callaway’s success was underpinned by a combination of unit growth and strong operating performance at the Topgolf venues, continued high demand for the Company’s golf equipment and lifestyle apparel products, and a best-in-class operations team that tirelessly navigated the evolving global supply chain dynamics.

Specific full year 2021 highlights include:

•	Closed on the Topgolf merger on March 8, 2021.

(1)

Due to the timing of the Topgolf merger on March 8, 2021, Callaway’s reported full year financial results for 2021 will only include 10 months of Topgolf results. The pro forma revenue and Adjusted EBITDA assumes 12 months of Topgolf contribution, including $142.9 million in Topgolf revenue and $2.3 million in Adjusted EBITDA for Topgolf for January and February 2021. The Company used pro forma Adjusted EBITDA, including 12 months of Topgolf contribution, for its annual incentive awards and for the one-time transaction awards relating to the Topgolf merger.

(2)	Factset data as of December 31, 2016 and December 31, 2021.

•	Delivered pro forma net revenue[1] of $3,276 million, up 106% compared to $1,589 million in 2020 and up 93% compared to $1,701 million in 2019.

•	Pro forma Adjusted EBITDA[1,2] of $448 million, up 172% compared to $165 million in 2020, and up 113% compared to $210 million in 2019.

•	Topgolf contributed $179 million of 12-month pro forma Adjusted EBITDA in 2021, while Golf Equipment and Apparel, Gear & Other contributed $269 million.

•	Opened nine new Topgolf domestic venues and installed approximately 7,000 new Toptracer driving range bays.

•	Made key investments in infrastructure and people to support a substantially larger business and set the Company up for continued growth and success in the future.

Summary of Key 2021 Executive Compensation Actions

Set forth below is a summary of compensation-related decisions the Company made during 2021 and early 2022, and our compensation practices:

•

Market-Based Base Salary Increases; No Base Salary Increase for CEO in 2021—The Compensation Committee, as part of its annual executive base salary review process, approved 2021 base salary increases for the NEOs, with the exceptions of Mr. Starrs, who commenced employment with the Company in 2021, and Mr. Brewer, for whom the Compensation Committee, in discussions with Mr. Brewer, decided to maintain base salary at his 2020 level due to the uncertain ongoing impact of COVID-19 on 2021 business activity. Increases were based on individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent.

•

Maximum Annual Incentive Awards Payouts Based on Strong Adjusted EBITDA Results—The Company exceeded the 2021 maximum Adjusted EBITDA performance goal under the 2021 annual incentive program (Topgolf Adjusted EBITDA with respect to Mr. Starrs), reflecting the Company’s strong operational performance and recovery from the 2020 impacts of COVID-19. As a result, the NEOs were paid the maximum annual incentive awards as provided under the program.

•

Majority of Long-Term Incentive Awards Tied To Performance—In 2021, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards. As was the case in 2020, 55% of the annual long-term incentive awards granted in 2021 to the NEOs were PRSUs.

(1)

Due to the timing of the Topgolf merger on March 8, 2021, Callaway’s reported full year financial results for 2021 will only include 10 months of Topgolf results. The pro forma revenue and Adjusted EBITDA assumes 12 months of Topgolf contribution, including $142.9 million in Topgolf revenue and $2.3 million in Adjusted EBITDA for Topgolf for January and February 2021. The Company used pro forma Adjusted EBITDA, including 12 months of Topgolf contribution, for its annual incentive awards and for the one-time transaction awards relating to the Topgolf merger.

(2)

Non-GAAP Information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including “Adjusted EBITDA” which is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items include (i) certain non-cash amortization and depreciation of intangibles and other assets related to the Company’s acquisitions (including an impairment charge of $174 million recorded in 2020), (ii) non-cash amortization of the debt discount related to the Company’s convertible notes, (iii) acquisition and other non-recurring items (including a $253 million non-cash gain in 2021 resulting from the Company’s pre-merger equity position in Topgolf), and (iv) a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

•

The framework of the PRSUs granted in 2021 under the 2021-2023 Long-Term Incentive Plan (“LTIP”) was revised compared to the 2019 and 2020 programs. The vesting of the 2021 PRSUs continued to be tied to two equally weighted metrics. The first metric is currency neutral Adjusted Pre-Tax Income (“APTI”), which replaced currency neutral adjusted earnings per share (“adjusted EPS”) as the financial metric for PRSU performance due to uncertainty around accrued tax rates at the time of the Topgolf merger, challenges with providing threshold and maximum adjusted EPS targets and the uncertainty created by changing accounting rules with respect to convertible debt and the impact of the rule change on the determination of adjusted EPS. The second metric is relative total shareholder return (“rTSR”), consistent with PRSUs granted in 2020. Each metric is measured over a three-year performance period beginning January 1, 2021 and ending December 31, 2023, with opportunities to bank a limited portion of the APTI-related award based on interim year performance. The total shareholder return (“TSR”) of the Company will be calculated over the three-year performance period and ranked on a percentile basis in comparison to the calculated TSR for companies listed in the Consumer Durables & Apparel sector of the S&P 1500 Index, excluding the Homebuilding sub-industry group (the “LTIP Reference Group”). There is no banking mechanism for the rTSR related award based on interim year performance. All PRSUs granted in 2021 will vest after three years based on performance against the respective metrics for each portion of the award.

•	Above Target PRSU Vesting for the 2019-2021 PRSUs Tied to Strong Adjusted EPS and rTSR Performance—The PRSUs granted under the 2019-2021 LTIP achieved the following results:

•

The three-year cumulative adjusted EPS result fell between target and maximum goal levels, resulting in 120.6% of the underlying adjusted EPS-related PRSU awards having been earned by the NEOs who held the awards.

•

The three-year cumulative rTSR performance result relative to the LTIP Reference Group also fell between target and maximum goal levels, resulting in 180.8% of the underlying rTSR-related PRSU awards having been earned by the NEOs who held the awards.

The combination of adjusted EPS and rTSR performance, resulted in 150.7% of the total PRSU awards having been earned by the NEOs who held the awards.

•

No Banking of 2020-2022 LTIP PRSUs—The Compensation Committee determined that the Company’s adjusted EPS for 2020 did not achieve the threshold amount and, accordingly, none of the target 2020-2022 PRSUs tied to adjusted EPS performance were deemed to be banked under the terms of the PRSUs.

•

One-Time Transaction Awards in Connection with Topgolf Merger—After a deliberate and robust process, and consultation with its independent compensation consultant, our Board and Compensation Committee approved special, one-time equity awards to the key employees of Callaway and Topgolf, including the NEOs, in order to ensure the retention of the combined go-forward leadership team. The awards were originally approved in October 2020, in connection with the signing of the merger agreement with Topgolf, with such awards subject to and effective upon the closing of the Company’s merger with Topgolf in March 2021. The one-time awards are comprised of PRSUs and service based RSUs, with PRSUs representing the majority of each of the awards (the PRSUs represent 75% of the awards for each of our Chief Executive Officer and Chief Financial Officer). The vesting of the PRSUs is tied to three-year cumulative Adjusted EBITDA metrics, with goals directly related to achievement of Adjusted EBITDA milestones upon which the transaction was predicated, as described in more detail in the “One-Time Transaction Awards in Connection with Topgolf Transaction” section below.

Pay for Performance Philosophy Evident in 2021 Pay Mix

The overarching goal of our compensation philosophy and incentive plan design is to motivate management and to align their interests with those of our shareholders. Accordingly, each of our NEOs receives the vast majority of pay from performance-based compensation tied to quantitative, objective metrics. In 2021, (i) approximately 68% of the Chief Executive Officer’s targeted total direct compensation, and approximately 58% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 88% of the Chief Executive Officer’s targeted total direct compensation, and approximately 75% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term equity compensation (PRSUs and RSUs).

The following graphs provide a snapshot of the elements of pay for our NEOs:

Note: The percentages in the charts above reflect the base salary, target annual incentive and targeted value of all long-term equity incentive awards (including the special, one-time awards granted in connection with the Topgolf transaction) for the NEOs for 2021, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table below.

Summary of Key 2022 CEO Compensation Program Components.

Set forth below is a summary of the key compensation-related components for the compensation of our CEO for 2022:

•

Modest, Market-Based Base Salary Increase—The Compensation Committee, as part of its annual executive base salary review process, approved a 2022 base salary increase for our CEO of 5% based on his individual performance, the significant change in the Company’s size and complexity, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent.

•	No Change to Target Bonus—Our CEO’s annual target bonus as a percentage of base salary remains unchanged for 2022.

•

Total Target Long-Term Incentive Value Returned to Historical Pay Positioning Levels—Our CEO’s annual total target long-term equity incentive grant value was $5,500,000 in 2022, consistent with our historical practice of targeting this component of our CEO’s annual target compensation to approximately the median of the Compensation Comparison Group (as described below).

•

More Significant Portion of Long-Term Incentive Awards Tied To Performance—In 2022, the Company granted to the CEO his long-term equity incentive awards in the form of PRSUs and RSUs, with the weighting of the PRSUs increased to 75% of the total target award value, with the RSUs making up 25% of the total target award value. In addition, the PRSUs granted in 2022 will vest solely based on our rTSR performance relative to our LTIP Comparison Group for the three-year performance period ending December 31, 2024. The LTIP Comparison Group for purposes of the 2022 long-term equity incentive awards was updated to reflect a broader comparison group given the Topgolf transaction and its transformational impact on our business and company.

•

Target Total Direct Compensation for our CEO Returned to Approximately Peer Median Levels—2022 targeted total direct compensation for our CEO is summarized below, with all elements approximating peer median compensation levels based on the 2022 compensation comparison group used by the Compensation Committee for purposes of setting 2022 executive compensation, which is substantially the same as the 2021 compensation comparison group described below.

2022 CEO Pay Element	Value
Base Salary	$1,050,000
Target Bonus	125%
Target Total Cash(1)	$2,362,500
Target Long-Term Incentive Grant Value	$5,500,000
Target Total Direct Compensation(2)	$7,862,500

(1) Base salary plus annual target bonus.

(2) Base salary plus annual target bonus plus target annual long-term incentive award.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement

The Board and management value the feedback provided by the Company’s shareholders and have discussions with shareholders regarding various corporate governance topics. The Board and management actively seek input from our shareholders, and in 2021, in connection with the Topgolf merger, the Board and management contacted the Company’s top 30 shareholders, representing approximately 73% of the shares then-outstanding, and met with certain of those shareholders. Based on this outreach, the Company believes the combination of actions we have taken present an overall compensation and governance structure responsive to their view.

Shareholders are provided with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s 2021 annual meeting of shareholders, shareholders expressed approval of the executive compensation program with approximately 99% of the shares cast being voted for approval of the compensation of the NEOs. Approximately 99%, 99%, 98%, 98%, and 97% of shareholder votes were cast in favor of the say-on-pay resolutions in 2020, 2019, 2018, 2017 and 2016, respectively.

HISTORICAL SAY-ON-PAY APPROVAL RATES

The Compensation Committee considers the outcome of the say-on-pay votes and other shareholder feedback when designing future compensation programs. In light of the strong shareholder support of our executive compensation program over the past six years, no additional significant changes were made to our ongoing executive compensation program as a result of the 2021 say-on-pay vote results.

Compensation Best Practices.

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	×	No excise tax gross ups

✓	Grant at least 50% of the incentive awards with vesting contingent on achieving clearly defined and objective performance measures in both the annual cash incentive program and PRSUs that are focused on drivers of shareholder value creation	×	No single trigger change-in-control severance payments

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	×	No single trigger accelerated vesting of equity awards in the event of a change-in-control (including one-time transaction awards granted to our named executive officers in connection with the Topgolf transaction)

✓	Include clawback provisions in U.S. executive employment agreements	×	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	×	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	×	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in designing the Company’s executive compensation programs	×	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers

Guiding Principles for Executive Compensation

Given the competitive nature of our business, the Board must recruit and appoint highly-qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value. In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to compete. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Compensation Committee’s Role—The Role of Peer Companies and Competitive Market Data,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, as well as the high cost of living in the San Diego area where its principal offices are located, this information is used as a general guide in setting and assessing executive compensation levels and practices.

A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance, but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increase. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be equity-based. To further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock and hold a portion of the shares of Common Stock received from the long-term incentive awards if they are not in compliance with the guidelines.

The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and EVP, Chief People Officer. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role”.

The Compensation Committee’s Role

The Board has delegated to the Compensation Committee general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.

The Compensation Committee, comprised entirely of independent directors, is responsible for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure they are reasonable and not excessive, reward corporate and individual performance, and provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsels as it deems appropriate.

The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to the year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon his agreed-upon annual objectives and accomplishments and his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.

Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.

The Chief Executive Officer’s Role

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.

The Independent Compensation Consultant’s Role

The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.

In 2021, the Compensation Committee engaged Mercer LLC (“Mercer”) as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.

The Company generally does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the Compensation Committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Compensation Committee assessed Mercer’s independence in light of these standards and determined that there were no conflict of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.

The Role of Peer Companies and Competitive Market Data

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the

Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. The Company, however, does not target or position compensation at a specific percentile relative to the market data.

Depending upon the particular issue or circumstance, the Compensation Committee will use (i) broad industry survey data (without disclosure of the individual corporations) from AON Radford and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the “Compensation Comparison Group”, as described below.

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics as the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, as the complexity of the Company’s operations, brand and product portfolio continues to expand. Therefore, the Compensation Committee compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

The companies included in the Compensation Comparison Group were changed for purposes of establishing 2021 executive compensation in anticipation of the Topgolf merger being completed in early 2021. The fundamental shift in size and focus of the company required a review of the compensation of the Compensation Comparison Group to better align with these new parameters. The previous Compensation Comparison Group consisted of companies specifically in the Consumer Products space, generally focused on sporting goods and apparel companies with a revenue range of $0.5B to $4B. To capture the Consumer Services focus of Topgolf and the projected revenue increase from the merger, the revised Compensation Comparison Group was drawn from the broader Consumer Discretionary sector, generally focusing on sporting goods, apparel, restaurants, and leisure facilities with a revenue range of $1.5B to $4.5B. The revised Compensation Comparison Group used to inform 2021 pay decisions is listed below.

Acushnet Holdings Corp.	Columbia Sportswear Company	Mattel, Inc.	Vail Resorts, Inc.
Bloomin’ Brands, Inc.	Dave & Buster’s Entertainment, Inc.	Peloton Interactive, Inc.	Vista Outdoor, Inc.
Brinker International, Inc.	Deckers Outdoor Corporation	Texas Roadhouse, Inc.	Wolverine World Wide, Inc.
Brunswick Corporation	G-III Apparel Group, Ltd.	Under Armour, Inc.

Additions to the group included Under Armour, Mattel, Brunswick, Bloomin’ Brands, Brinker International, G-III Apparel, Columbia Sportswear, Texas Roadhouse, Peloton Interactive, Vail Resorts, and Dave & Buster’s Entertainment. Companies removed from the group included American Outdoor Brands, Crocs, Fitbit, Lululemon, Movado Group, Oxford Industries, Steve Madden, and Tempur Sealy.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by the Compensation Committee’s independent compensation consultant.

Components of the Executive Compensation Program

The executive compensation program has three elements of total direct compensation: base salary, annual incentives and long-term equity incentives, which are summarized in the table below. The Company also provides NEOs with certain perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. While the table below reflects the three pillars of our executive compensation program, the Board or our Compensation Committee may choose to utilize different compensation components as needed. In connection with the completion of the Topgolf merger in March 2021, the Board separately approved one-time Topgolf transaction awards for the key employees of both Callaway and Topgolf, including the NEOs, which are further described below under “One-Time Transaction Awards in Connection with Topgolf Transaction.”

Element	Purpose & Characteristics	Tie to Compensation Philosophy

Base Salary

•   Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.

•   Compensates for day-to-day job responsibilities.

•   Reviewed annually and adjusted when appropriate based on individual performance, expanded duties and changes in the competitive marketplace.

•   Competitive base salaries help attract and retain executive talent.

•   Increases are not automatic or guaranteed, to promote a performance culture.

•   The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive

•   Variable compensation based on performance against annually established targets and individual performance; payable in cash.

•   Intended to provide an incentive to drive a high level of corporate and individual performance without excessive risk taking.

• Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.

Annual Long-Term Equity Incentives

•   Variable compensation; annual awards granted in the form of PRSUs (55%) and RSUs (45%).

•   Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.

•   Awards for U.S.-based NEOs weighted equally towards financial and rTSR objectives

•   A multiple of the target number of PRSUs (0% to 200%) vest after three years based on achievement of performance goals over a three-year performance period, with the opportunity to bank a limited portion of the award tied to financial goals based on interim performance.

•   RSUs vest ratably over three-years.

•   Target award value, performance metrics, and goals reviewed annually.

•   RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.

•   PRSUs reward executives for achieving longer term financial and operational goals, as well as creating long-term shareholder value.

•   Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the executive compensation program incorporates a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation.

Base Salary

In setting the base salaries for our NEOs, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including, as warranted, information from the Compensation Comparison Group, and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2021 and 2020, and the percentage of increase between the two years, are set forth in the table below. The increases were merit based, were made after a review of individual performance and relevant competitive market data, and reflect these factors as well as recognition of the increased scope and complexity of the business.

Name	2021	2020	% Change
Oliver G. (Chip) Brewer III(1)	$1,000,000	$1,000,000	0.0%
Brian P. Lynch	$550,000	$525,000	4.8%
Arthur F. Starrs	$750,000	N/A	N/A
Glenn F. Hickey	$486,250	$461,250	5.4%
Mark F. Leposky	$470,475	$461,250	2.0%

(1) The Compensation Committee, in discussions with Mr. Brewer, decided to maintain base salary at his 2020 level due to the ongoing impact of COVID-19 on 2021 business activity.

Annual Incentive

Overview

The annual incentive serves as the short-term performance-based compensation element of the executive compensation program. The incentive is at-risk, with payment based on designated corporate goals and individual performance. The incentive is intended to motivate an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of corporate and individual performance.

How Incentive Opportunity and Payout is Determined

The annual incentive payout for the NEOs is determined using the following process, with the exception of Mr. Starrs (whose annual incentive determination is described below):

First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the company-wide Adjusted EBITDA modifier to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive%	X	Company-wide Adjusted EBITDA Modifier%	=	Baseline Incentive Payout

Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance factors in the sole discretion of the Compensation Committee to determine the final incentive payout. Any upward adjustment based on individual factors is limited to no more than 33%. A participant’s incentive payout may not exceed 200% of the target incentive.

Target Incentive. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn assuming the Company achieved its target corporate goals, and the executive achieved his/her individual objectives, and otherwise met performance expectations. The 2021 target incentive percentages did not change from 2020 levels, with the exception of Mr. Starrs, who commenced employment with the Topgolf International, Inc., in April 2021. Target incentive percentages were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The annual incentive targets during 2021 and 2020 are detailed in the table below.

Name	2021	2020
Oliver G. (Chip) Brewer III	125%	125%
Brian P. Lynch	75%	75%
Arthur F. Starrs	85%	n/a
Glenn F. Hickey	60%	60%
Mark F. Leposky	60%	60%

As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.

Corporate Performance Goals. Pro forma Adjusted EBITDA, as further adjusted for items mentioned in the footnote below, was the corporate performance metric for 2021. The 2021 pro forma Adjusted EBITDA performance goals were set by the Compensation Committee in February 2021, prior to the consummation of the Topgolf transaction at a time when the Company was still facing significant uncertainty regarding the ongoing impact of COVID-19 on our 2021 results (and the 2021 results for Topgolf). The Compensation Committee established the threshold, target and maximum levels in February 2021 in light of the business environment at that time, including considering the significant COVID-19-related challenges faced by Topgolf’s business in 2020, and the uncertainty regarding the extent to which the COVID-19-related challenges would continue throughout 2021. For example, there was significant uncertainty regarding Topgolf’s ability to reopen and staff existing venues let alone launch new venues, in addition to uncertainty regarding consumers’ willingness to gather in Topgolf facilities in the midst of the ongoing pandemic. In setting these goals, the Compensation Committee considered the Company’s 2020 performance, 2021 operational goals, 2021 budget and Topgolf projected contributions to pro forma Adjusted EBITDA based on the financial information provided at the time the transaction was approved. The target pro forma Adjusted EBITDA level set by the Compensation Committee represented growth of more than 65% over Adjusted EBITDA for 2020, and the Compensation Committee viewed this as a rigorous, substantial hurdle that would reward executives for target level performance only if the Company’s budgeted Adjusted EBITDA objectives were met. The Adjusted EBITDA objectives established by the Compensation Committee were intended to capture consolidated pro forma Adjusted EBITDA, including Topgolf performance, for the full year (including 12 months of Topgolf contribution). In addition, for Mr. Hickey, the Compensation Committee set target levels of $1,333.6 million for revenue and $319.4 million for contribution-to-profit (“CTP”) for his organization. If the Company did not meet the pro forma Adjusted EBITDA threshold, but Mr. Hickey’s organization met the revenue and CTP targets, then his Adjusted EBITDA modifier would be deemed to be 50%. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

Potential payouts attributable to the Adjusted EBITDA modifier are determined based on the pro forma Adjusted EBITDA performance level achieved, and are interpolated on a straight-line basis for achievement between the threshold, target, and maximum performance goals. No annual incentive is paid unless the threshold performance goal is achieved. The table below shows the relationship between the 2021 pro forma Adjusted EBITDA performance goals and the Adjusted EBITDA modifier for purposes of determining the potential payout, and the actual performance and payout modifier achieved:

	Threshold	Target	Maximum	Actual Performance(2)
Pro Forma Adjusted EBITDA(1)	$158.8 million	$173.8 million	$200.0 million	$447.7 million
Adjusted EBITDA Modifier	50%	100%	200%	200%

(1) Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items include (i) certain noncash amortization and depreciation of intangibles and other assets related to the Company’s acquisitions (including an impairment charge of $174 million recorded in 2020), (ii) non-cash amortization of the debt discount related to the Company’s convertible notes, (iii) acquisition and other non-recurring items (including a $253 million non-cash gain in 2021 resulting from the Company’s pre-merger equity position in Topgolf), and (iv) a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Due to the timing of the Topgolf merger on March 8, 2021, Callaway’s reported full year financial results for 2021 will only include 10 months of Topgolf results. The pro forma Adjusted EBITDA reflected in the table above assumes 12 months of Topgolf contribution, including $2.3 million in Adjusted EBITDA for Topgolf for January and February 2021.

(2) As the actual pro forma Adjusted EBITDA exceeded the threshold amount, the revenue and CTP targets applicable for Mr. Hickey’s awards did not apply. However, Mr. Hickey’s organization exceeded each target, with $1,520.5 million in revenue and $390.8 million in CTP in 2021.

2021 Annual Incentive Payouts for NEOs other than Mr. Starrs

The Company achieved pro forma Adjusted EBITDA of $447.7 million for 2021, which represents a 172% increase over 2020 Adjusted EBITDA, and was above the maximum level performance under the plan, resulting in a maximum Adjusted EBITDA modifier of 200%. The calculated award for each NEO was the maximum allowed under the plan, and each of the NEOs listed also met individual performance objectives relative to each person’s individual goals for the fiscal year, therefore no additional adjustments to the calculated incentive payouts were recommended. The Compensation Committee recommended, and the Board approved, incentive payouts at the maximum modifier level for the CEO and all other NEOs as detailed below.

Name	Base Salary	X	Incentive Target %	X	Adjusted EBITDA Modifier	=	Actual Incentive $
Oliver G. (Chip) Brewer III	$1,000,000	x	125.0%	x	200.0%	=	$2,500,000
Brian P. Lynch	$550,000	x	75.0%	x	200.0%	=	$825,000
Arthur F. Starrs(1)	$750,000	x	85.0%	x	200.0%	=	$1,275,000
Glenn F. Hickey	$486,250	x	60.0%	x	200.0%	=	$583,500
Mark F. Leposky	$470,475	x	60.0%	x	200.0%	=	$564,570

(1) Mr. Starrs incentive was calculated at full-year value as negotiated as part of his new hire agreement

Annual Incentive for Mr. Starrs

Mr. Starrs’ target annual incentive opportunity for 2021 was based upon measurement of overall Topgolf pro forma Adjusted EBITDA, which is a non-GAAP measure calculated as Topgolf segment operating income before depreciation and amortization expense, non-cash stock compensation expense and non-cash lease amortization expense and assumes 12 months of Topgolf results, including $2.3 million in Topgolf EBITDA contribution for January and February 2021, prior to the closing of the Topgolf merger on March 8, 2021. The Topgolf pro forma Adjusted EBITDA target level for 2021 was $30.0 million, which was set based on the projected Topgolf pro forma Adjusted EBITDA at the time the Company and the Board were contemplating the Topgolf merger. Topgolf pro forma Adjusted EBITDA for 2021 was $179.4 million, resulting in a 200% achievement percentage.

Annual Long-Term Equity Incentives

Overview of Annual Long-Term Equity Incentives

Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based, and that all long-term incentives should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2021.

These awards were designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives’ interests to the interests of shareholders by focusing and rewarding our executives for achieving key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based on continued service, and upon vesting they provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.

All NEO awards in 2021 were made under the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “2004 Plan”).

How Annual Long-Term Equity Incentive Awards are Determined

For each NEO, the Compensation Committee sets an annual targeted long-term incentive award value. The targeted value generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee consults with its independent compensation consultant and compares the targeted value to applicable market data, including broad industry data and data from the Compensation Comparison Group. It also considers the effect the long-term incentives may have on the executive’s total direct and realizable compensation opportunities.

The Compensation Committee then allocates the targeted annual long-term incentive award value between PRSUs and RSUs. The mix of the awards is intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance-based. For 2021, the target number of shares underlying the PRSUs and the number of shares underlying the RSUs was determined by multiplying the targeted annual long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approves the awards. A 20-trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth, for 2021, the targeted annual long-term incentive value and the resulting “target” number of PRSUs and the number of RSUs for each of the NEOs subject to their annual long-term incentive awards granted in February 2021:

Name	2021 Targeted Long-Term Incentive Award Value	Target No. of Shares Underlying PRSUs(1)	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$4,500,000	90,230	73,824
Brian P. Lynch	$750,000	15,038	12,304
Arthur F. Starrs(2)	$1,500,000	28,360	23,204
Glenn F. Hickey	$500,000	10,026	8,203
Mark F. Leposky	$500,000	10,026	8,203

(1) As explained below, 0% to 200% of the target number of shares underlying the PRSUs will be eligible to vest after three years with 50% of the PRSUs depending on the Company’s calculated rTSR relative to the LTIP Reference Group over the three-year performance period, and the remaining 50% of the PRSUs depending on the Company’s cumulative APTI achievement over the three-year performance period, with opportunities to bank a limited portion of the award tied to APTI based upon interim year performance. APTI is calculated as the Company’s pre-tax income, excluding costs related to amortization and other non-recurring costs related to the Company’s acquisitions (including a $253 million non-cash gain in 2021 resulting from the Company’s pre-merger equity position in Topgolf) and non-cash amortization of the debt discount related to the Company’s convertible notes.

(2) Mr. Starrs’ awards were granted to him in April 2021 in connection with his commencement of employment as the Chief Executive Officer of Topgolf. The underlying shares for Mr. Starrs’ award were calculated using the average closing price of the Common Stock for the 20-trading days immediately preceding the date of approval of his award, February 24, 2021.

The 2021 targeted annual long-term equity incentive value for all of the NEOs remained the same from 2020 annual target values, with the exception of Mr. Starrs who commenced employment with the Company in early 2021 and therefore did not have a 2020 targeted value.

2021 Annual Long-Term Equity Incentive Awards

Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.

RSUs. The RSUs granted in 2021 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.

PRSUs. The PRSUs granted in 2021 are subject to both service-based and performance-based vesting with performance tied to the measurement of two equally weighted performance metrics, cumulative APTI and rTSR. Both are to be measured over a three-year performance period beginning January 1, 2021 and ending December 31, 2023.

The number of shares earned based on cumulative APTI over the three-year period may vary from 0% to 200%. A portion may be “banked” at the end of each interim year based on APTI achievement during the interim performance period at or above the cumulative target level established by the Compensation Committee in February 2021. However, final cliff vesting of the PRSUs will not occur until the end of the three-year performance period and will be subject to continued employment through that date. Banked awards cannot be decreased based on performance in subsequent years. In addition, banked awards during the first year of the three-year performance period are capped at 50% of the APTI “target” award (i.e. 25% of the total target PRSU award), and cumulative banked awards after the second year of the three-year performance period are capped at 80% of the APTI “target” award (i.e. 40% of the total target PRSU award). As such, vesting of the PRSUs tied to APTI above these levels can be achieved only if the Company’s cumulative APTI performance is at or above the three-year target APTI performance goal. The maximum award available based on APTI performance alone would equate to no more than the overall total target PRSU award.

The TSR of the Company for the three-year performance period will be ranked on a percentile basis in comparison to the calculated TSR for companies listed in the LTIP Reference Group. There is no banking mechanism for the rTSR portion of the PRSU award based on interim year performance. The number of shares earned based on the Company’s calculated rTSR over the three-year performance period compared to the LTIP Reference Group also may vary from 0% to 200%. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period—if a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. The performance goals for rTSR relative to the LTIP Reference Group, and related vesting levels are as follows:

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2021 - 2023	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved for each metric, and award levels are interpolated on a straight line basis for achievement between the respective threshold, target and maximum performance goals for each metric. Performance below the threshold performance goal for a particular metric results in no PRSUs tied to that metric being eligible to vest. The PRSUs are subject to double-trigger acceleration. If an executive’s employment is terminated without cause or for good reason, in either case within the one year period following a change in control, the PRSUs will be eligible for accelerated vesting at the target performance level. The Compensation Committee is not obligated to accelerate the PRSUs in connection with a change in control and retains the discretion not to do so if the awards are assumed or replaced by the acquirer.

In accordance with the terms of the plan, in evaluating the Company’s performance against the applicable APTI goals, the Compensation Committee considers certain non-recurring items, including non-recurring transaction and transition expenses, non-cash purchase accounting expenses and other non-recurring expenses related to merger, acquisition, divestiture, joint venture, or other strategic or financing transaction, and foreign currency rates.

Annual Long-Term Equity Incentive Award Outcomes

The outcomes for the Company’s long-term equity incentive plans have been heavily impacted by the COVID-19 pandemic and the Company’s recovery from the pandemic. In addition, the 2019-2021 LTIP Plan and 2020-2022 LTIP Plan were adopted before the Topgolf merger was contemplated. As the Topgolf merger was contemplated at the time the Compensation Committee adopted the 2021-2023 LTIP Plan, the Compensation Committee replaced adjusted EPS with APTI due to uncertainty around accrued tax rates at the time of the Topgolf merger, challenges with providing threshold and maximum adjusted EPS targets and the uncertainty created by changing accounting rules with respect to convertible debt.

2019 - 2021 LTIP Plan. The cumulative threshold and target adjusted EPS objectives, and the actual cumulative performance level, for the full three-year performance period that ended on December 31, 2021 are described in the table below. Further, the cumulative rTSR objectives, and actual rTSR performance compared to the LTIP Reference Group, for the three-year performance period is described in the table below. The Company’s recovery from the unforeseen 2020 impacts of the COVID-19 pandemic generated positive growth in cumulative adjusted EPS, with final three-year cumulative adjusted EPS results of $3.23.

Cumulative rTSR performance for the full three-year performance period that ended on December 31, 2021 resulted in a 70th percentile ranking relative to the LTIP Reference Group.

2019 - 2021 LTIP Plan Final Metric Performance and Award Summary

	Cumulative Metrics / Performance

Metric (Weighting)	Threshold	Target	Maximum	Actual	Weighted Achievement
Cumulative adjusted EPS (50%)(1)	$2.66	$3.09	$3.78	$3.23
Achieved adjusted EPS-related award level	50.0%	100.0%	200.0%	120.6%	60.3%
Cumulative rTSR (50%)	25th percentile	50th percentile	75th percentile	70th percentile
Achieved rTSR-related award level	50.0%	100.0%	200.0%	180.8%	90.4%
Total Award Earned					150.7% of Target

(1) Cumulative adjusted EPS excludes costs related to the our acquisitions, amortization and other non-recurring costs related to Company’s acquisitions, non-cash amortization of the debt discount related to the Company’s convertible notes, a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger, costs related to the transition to the Company’s new North American Distribution Center, costs related to the implementation of new IT systems, the one-time equity awards made in connection with the Topgolf transaction, Callaway corporate costs related to the Topgolf merger, hedging offsets, and is adjusted for budgeted foreign currency rates. Adjusted EPS is used for both the 2019-2021 LTIP Plan and 2020-2022 LTIP Plan.

On February 16, 2022, the Compensation Committee determined that, based on these results, 150.7% of the total aggregate performance awards were earned and vested.

2020 - 2022 LTIP Plan. The cumulative threshold and target adjusted EPS objectives, and the actual performance level, for the two-year performance period that ended on December 31, 2021, are described in the table below. The Company achieved cumulative adjusted EPS of $2.00. On February 16, 2022, the Compensation Committee determined that, based on such results, 69.0% of the target 2020-2022 PRSUs tied to adjusted EPS performance (34.5% of the total target PRSU award) were deemed to be banked under the terms of the PRSUs.

2020 - 2022 Adjusted EPS-Related Award Summary as of 12/31/2021

	Cumulative Metrics / Performance

Performance Period	Threshold	Target	Maximum	Actual
Year 1 - 2020	$0.81	$0.99	N/A	$0.56
Actual Interim year award banking(1)	25%	50%	N/A	—%
Year 2 - 2021	$1.81	$2.07	N/A	$2.00
Max / Actual Interim year award banking(1)	40.0%	80.0%	N/A	69.0%

(1) Adjusted EPS-related performance and banking levels above target are not evaluated until completion of the full three-year performance period. Awards banked in interim years cannot be reduced based on subsequent year performance.

Each NEO remains eligible to vest in the remaining 2020-2022 PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative adjusted EPS achievement and rTSR achievement during the performance period. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2021 Table.” See “2021 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2021 Table” below.

2021-2023 LTIP Plan. The threshold and target APTI objectives for 2021, and the actual performance level, for the one-year period that ended on December 31, 2021, are described in the table below. The Company achieved APTI results of $138.3 million. On February 16, 2022, the Compensation

Committee determined that, based on such results, 50% of the PRSUs tied to APTI performance (25% of the total target PRSU award) were deemed to be banked under the terms of the PRSUs.

2021 - 2023 APTI-Related Award Summary as of 12/31/2021

	Cumulative Metrics / Performance

Performance Period	Threshold	Target	Maximum	Actual
Year 1 - 2021	N/A	$(115.6) million	N/A	$138.3 million
Max / Actual Interim year award banking(1)	N/A	50%	N/A	50%

(1) APTI-related performance and banking levels above target are not evaluated until completion of full three-year performance period. Awards banked in interim years cannot be reduced based on subsequent year performance.

Each NEO remains eligible to vest in the remaining 2021-2023 PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative APTI achievement and rTSR achievement during the performance period, and subject to additional potential “banking” following the completion of each interim performance year. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2021 Table.” See “2021 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2021 Table” below.

Dividend Equivalents

None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest. In August 2020, as part of the Company’s effort to manage costs and capital allocation most efficiently, the Company announced the cessation of its quarterly dividends.

One-Time Transaction Awards in Connection with Topgolf Transaction

Overview of Awards

In connection with the completion of the Topgolf merger in March 2021, the Board separately approved special, one-time transaction awards for the key employees of both Callaway and Topgolf, including the NEOs, effective upon the closing of the transaction.

•

Callaway’s merger with Topgolf was one of the largest deals in the history of the golf industry. 99% of Callaway shareholders’ votes cast were cast in favor of the Topgolf transaction proposal. The targeted one-time awards were disclosed in the proxy statement soliciting shareholder approval in connection with the merger.

•	That deal and the potential future success of the combined go-forward company relies heavily on our leadership team’s go-forward performance and continued service.

•

The Board and the Compensation Committee were intently aware that the continued attention and focus of management was critical to the success of the proposed merger and the resulting achievement by the combined go-forward company of the intended financial results.

•

Based on the foregoing considerations, and after consultation with its independent compensation consultant regarding the size and terms of such awards, our Board and Compensation Committee determined to grant these special, one-time awards in order to both (1) ensure the retention of the combined go-forward Callaway and Topgolf leadership team and (2) reward the achievement by the combined go-forward company of key financial performance objectives over a three-year period on a combined basis which served as the basis for this transformative merger.

How the One-Time Transaction Awards were Determined

In designing and approving these special, one-time transaction awards, the Board and the Compensation Committee engaged in a deliberate and robust process, in consultation with the Compensation Committee’s independent compensation consultant. These awards were preliminarily approved and communicated to the NEOs in October 2020 in connection with the signing of the merger agreement with Topgolf, subject to and to be granted upon closing of the transaction, and were subsequently ratified by the Board and the Compensation Committee in February 2021. The rationale for granting these awards was based on the following:

•	Awards are Predominantly Tied to Performance and Ensure Continued Retention of Key Leadership. These one-time awards are heavily weighted to performance-based awards and were allocated as follows:

	2021 Targeted One-time Topgolf Transaction Award
Name	Percentage Delivered in PRSUs	Percentage Delivered in RSUs
Oliver G. (Chip) Brewer III	75%	25%
Brian P. Lynch	75%	25%
Arthur F. Starrs	55%	45%
Glenn F. Hickey	65%	35%
Mark F. Leposky	65%	35%

•

Rigorous Performance Objectives Align Awards with Achievement of Key Financial Results by Combined Company. The Board and the Compensation Committee determined to tie the vesting of the PRSUs that comprise a portion of the one-time awards to Callaway consolidated cumulative Adjusted EBITDA (or, for Mr. Starrs, Topgolf Adjusted EBITDA), which the Board views as the key corporate financial metric and one aligned with creating significant value for shareholders. Achieving the financial objectives under the PRSUs that form a part of the one-time Topgolf transaction awards and the NEOs’ receipt of value from those awards is tied to rigorous cumulative Adjusted EBITDA objectives that will only be obtainable by the NEOs if they successfully execute on our strategy as a combined company following the completion of the Topgolf merger.

•

Award Sizes Determined Based on Review of Compensation Comparison Group and Transformative Effects of Topgolf Transaction. In determining the size of these awards in October 2020 in connection with the signing of the Topgolf merger agreement and approval of the transaction, the Board and the Compensation Committee took into account comparable-type grants, internal considerations, the changes to the Company’s business as a result of the transaction, and the need to ensure the retention of our high-performing leadership team and align executive compensation with the successful execution of the business plan for the combined go-forward company. The Board and the Compensation Committee also considered that the target value of these awards, as set forth in the table below, when amortized over their 3-year and 4-year vesting schedules, and added to our NEOs’ annual total target compensation, were still within the range of our competitive compensation reference points based on the Compensation Comparison Group. While we recognize the magnitude of these predominantly performance-based awards is significant relative to our typical practices, in light of the transformative Topgolf transaction and the need for an engaged and committed leadership team to successfully undertake such a significant transaction, we strongly believe it is in our shareholders’

interests to ensure the retention of our high-performing leadership team and reward their achievement of the deal-predicated performance objectives.

Name	2021 Targeted One-time Topgolf Transaction Award Value	Target No. of Shares Underlying PRSUs	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$12,000,000	463,918	154,639
Brian P. Lynch	$4,000,000	154,639	51,546
Arthur Starrs	$3,500,000	66,174	54,142
Glenn F. Hickey	$500,000	16,753	9,021
Mark F. Leposky	$500,000	16,753	9,021

With the exception of Mr. Starrs, the target number of shares underlying the PRSUs, and the number of shares underlying the RSUs, was determined in October 2020 by multiplying the targeted long-term incentive award value set forth in the table above by the respective allocation percentages described above, and dividing that number by the fixed acquisition per share transaction price for Callaway Common Stock of $19.40 set forth in the merger agreement with Topgolf (which was the volume-weighted average price of Callaway Common Stock over the 20 trading days prior to execution of the exclusivity agreement with Topgolf). Setting the number of shares granted on the basis of Callaway’s pre-deal announcement share price meant the value of the award at time of grant (upon close of the deal) would incorporate shareholders’ reaction to the deal, as reflected in the stock price at the time of the closing of the merger. The material increase in the stock price between the time of the deal announcement and the effective date of grant of the awards at the time of the deal close ($29.52 as of March 8, 2021) resulted in a grant date fair value of the awards for accounting purposes, as reflected in the Summary Compensation Table below, that was significantly higher than it would have been had the awards been granted at the time of the deal announcement on the basis of Callaway’s stock price at such time. SEC rules require that the grant date fair value as calculated for accounting purposes be reported in the Summary Compensation Table. As a result, this higher value tied to Callaway’s stock price at the time of the closing of the merger, which was the effective grant date of these awards, is the value reflected in the Summary Compensation Table below. In the case of Mr. Starrs’ one-time award, the target number of shares underlying the PRSUs, and the number of shares underlying the RSUs, was determined by multiplying the targeted long-term incentive award value by the allocation percentages described above, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approved his award, which was February 24, 2021.

Terms of the One-time Awards Incorporate Service and Performance Vesting and Align with Shareholder Interests

RSUs. The RSUs granted as part of the one-time Topgolf transaction awards in 2021 vest in three equal annual installments commencing on the one-year anniversary of the grant date, which was the date of the closing of the Topgolf merger, subject to continued employment through each applicable vesting date.

PRSUs. The PRSUs granted as part of the one-time Topgolf transaction awards in 2021 are subject to both service-based and performance-based vesting. With the exception of the award to Mr. Starrs which is further discussed below, the performance-based vesting of the PRSUs is tied to the measurement of the Company’s cumulative Adjusted EBITDA (which includes the cumulative Adjusted EBITDA of Callaway and its subsidiaries on a consolidated basis, including Topgolf, on a full year basis for 2021) measured over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. In setting the Adjusted EBITDA goals, the Compensation Committee considered the Company’s 2020 performance, 2021 operational goals, 2021 budget and Topgolf projected contributions to Adjusted EBITDA based on the financial information provided at the time the transaction was approved.

The PRSUs granted to Mr. Starrs under the one-time Topgolf transaction awards in 2021 are tied to the measurement of Topgolf’s cumulative Adjusted EBITDA (which includes 2021 on a full year basis) measured over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. The target Topgolf Adjusted EBITDA was set based on the projected Topgolf pro forma Adjusted EBITDA at the time the Company and the Board were contemplating the Topgolf merger.

The number of shares earned based on Adjusted EBITDA over the three-year period may vary from 0% to 150%. The extent to which PRSUs are eligible to vest is determined based on the performance level achieved. With the exception of Mr. Brewer and Mr. Lynch, final vesting of the PRSUs will not occur until the third anniversary of the grant date, and will be subject to continued employment through that date. Final vesting of 50% of the one-time awards for Mr. Brewer and Mr. Lynch will not occur until the third anniversary of the grant date, and the remaining 50% will not occur until the fourth anniversary of the original grant date, subject to continued employment through those dates. The extra year of vesting for our CEO and CFO are in recognition of the size of their awards and to encourage their retention and focus on sustaining performance over an even longer period of time than other executives that participated in these special awards.

The PRSUs are subject to double-trigger acceleration. If an executive’s employment is terminated without cause or for good reason, in either case within the one year period following a change in control, the PRSUs will be eligible for accelerated vesting at the target performance level. The Compensation Committee is not obligated to accelerate the PRSUs in connection with a change in control and retains the discretion not to do so if the awards are assumed or replaced by the acquirer.

Benefits and Perquisites

Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2021 Compensation Tables—2021 Summary Compensation Table” below for additional information about the value of benefits and perquisites provided to the NEOs in 2021.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans, or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all US Company employees and the NEOs’ right to participate is the same as other Company employees.

The Company’s 401(k) plan allows participants, with the exception of Mr. Starrs, to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $8,700 in 2021). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

As an employee of Topgolf, Mr. Starrs is allowed to participate in, and contribute a portion of eligible compensation to, the Topgolf 401(k) plan. For the period from January 1, 2021 to May 16,

2021, the Topgolf 401(k) plan did not offer an employer match on employee contributions. Beginning May 17, 2021 through December 31, 2021, the Company provided a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $8,700 in 2021). The funds held in the Topgolf 401(k) plan are invested through Fidelity in various funds selected by the participant.

Employment and Change in Control Agreements

Employment Agreements of NEOs

The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.

Termination of Employment Generally

In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.

“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.

The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims, and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement

An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)

Incentive Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

		Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will accelerate only to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable as long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death

In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.

In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.

Change-in-Control Arrangements with NEOs

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A

“change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.

In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits

An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months.(2)

Incentive Payment:

A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months(3)

	Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable as long as the executive chooses not to engage in any business that competes with the Company.

Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. The Company’s 401(k) Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).

Governance and Other Considerations

Clawbacks

Each of the employment agreements for our NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information, (ii) any incentive or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.

In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then the applicable individual is required, by Section 304, to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation received by Employee during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement and (ii) any profits realized from the sale of Company securities during that same twelve (12) month period.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:

•

In setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.

•

The Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.

•	The Company’s performance incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.

•

The Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices.

•

The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Excise Taxes

The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2021, all of the NEOs were in compliance with these guidelines.

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of his or her family, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless an executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2021, all executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

For more information regarding the stock ownership guidelines applicable to non-employee members of the Board, see “Board of Directors and Corporate Governance—Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities by Executives and Employees—Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account. For information about similar policies applicable to our non-employee directors, please see “Board of Directors and Corporate Governance—Policy on Speculative Trading Activities by Directors.”

Tax Deductibility of Executive Compensation.

In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the ”covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

2021 COMPENSATION TABLES

2021 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2021 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2021 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)		Stock Awards (1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compen- sation (3)(4)(i)		Total(j)

Oliver G. (Chip) Brewer III	2021	$1,000,000	$—		$23,566,049	$—	$2,500,000	$—	$69,152	(5)	$27,135,201
President and Chief	2020	$761,475	$—		$4,098,675	$—	$—	$—	$69,231		$4,929,381
Executive Officer	2019	$895,205	$—		$3,843,484	$—	$1,023,660	$—	$68,965		$5,831,314

Brian P. Lynch	2021	$547,883	$—		$6,970,944	$—	$825,000	$—	$35,120	(6)	$8,378,947
Executive Vice President and Chief Financial Officer	2020	$488,361	$—		$683,109	$—	$—	$—	$30,360		$1,201,830
	2019	$473,564	$—		$576,511	$—	$343,805	$—	$35,350		$1,429,230

Arthur F. Starrs	2021	$545,082	$—		$4,805,579	$—	$1,275,000	$—	$15,156	(7)	$6,640,817
Chief Executive Officer, Topgolf

Glenn F. Hickey	2021	$484,133	$—		$1,350,456	$—	$583,500	$—	$18,352	(8)	$2,436,441
Executive Vice President,	2020	$432,006	$—		$455,400	$—	$—	$—	$12,847		$900,253
Callaway Golf	2019	$439,469	$—		$432,388	$—	$255,915	$—	$15,655		$1,143,427

Mark F. Leposky	2021	$469,694	$10,000	(9)	$1,350,456	$—	$564,570	$—	$17,878	(9)	$2,412,598
Executive Vice President,	2020	$432,006	$—		$455,400	$—	$—	$—	$11,787		$899,193
Global Operations	2019	$448,571	$—		$432,388	$—	$255,915	$—	$15,457		$1,152,331

(1)

Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the applicable year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 17, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2021 Form 10-K for information concerning the ASC 718 values.

With respect to the PRSUs granted as annual awards to the NEOs in 2019, 2020 and 2021, the number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics: (a) adjusted EPS (for 2019 and 2020) or APTI (for 2021) and (b) the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period measured from January 1 of the year of grant, with the opportunity to bank a limited portion of the award not tied to rTSR performance based upon interim year performance.

In addition, in early 2021, the Compensation Committee approved special, one-time transaction equity awards to the NEOs upon the completion of the Company’s merger with Topgolf in March, 2021. These one-time transaction awards are comprised of PRSUs and RSUs, with PRSUs representing the majority of the awards. The vesting of the PRSUs are tied to the Company’s 3-year cumulative Adjusted EBITDA metrics (or, for Mr. Starrs’ award, Topgolf’s cumulative Adjusted EBITDA), which are described in more detail in the “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2021 Executive Compensation Program-One-Time Transaction Awards in Connection with Topgolf Transaction” section above.

The grant date fair value of the PRSUs included in this column (e) that are tied to adjusted EPS (2019 and 2020), cumulative APTI (2021) and Adjusted EBITDA (2021 one-time transaction awards related to Topgolf merger) objectives, was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance in each case.

For the portion of each of the PRSU awards granted in 2019, 2020 and 2021 tied to rTSR performance, the grant date fair value included in column (e) is calculated based on the Monte Carlo simulation model, which incorporated the following significant inputs; (i) the stock price on the date of grant; (ii) an expected term that was based on the actual three-year term of the award; (iii) a risk-free interest rate derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (iv) a dividend yield based on historic and future dividend yield estimates; (v) the stock price volatility of the Company and each company in the LTIP Reference Group over the time horizons matching the performance periods; and (vi) the initial TSR performance based on the actual historical TSR performance for the Company and each company in the LTIP Reference Group from the beginning of the performance period through the grant date.

The following table presents the fair value assumptions used in the valuation of the PRSUs tied to rTSR performance granted during the fiscal years ended December 31, 2021, 2020 and 2019:

	Grant Date
	February 12	March 8,	February 12,	February 8,
	2021	2021	2020	2019
Closing price	$29.93	$29.52	$19.71	$15.17
Risk free rate	0.2%	0.3%	1.4%	2.4%
Dividend yield	—%	—%	0.2%	0.2%
Volatility	56.0%	56.0%	31.0%	29.0%
Initial TSR performance	26.0%	24.3%	-6.0%	-5.3%
Fair value per share based on the Monte Carlo valuation	$38.71	$37.40	$23.22	$16.96

The highest level of performance that may be achieved for the PRSUs is 200% of the target (with the exception of the PRSUs granted to the NEOs in 2021 as part of the special, one-time equity awards granted in connection with the Topgolf merger and Mr. Starrs’ 2021 PRSU award tied to Topgolf cumulative Adjusted EBITDA, for which the maximum achievement level is 150% of the target). The grant date fair values for the PRSUs granted during 2021 (assuming performance at the maximum level) was $33,583,106 for Mr. Brewer, $10,162,095 for Mr. Lynch, $5,417,458 for Mr. Starrs, and $1,677,282 for each of Messrs. Leposky and Hickey.

(2)

The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2021 Executive Compensation Program—Annual Incentive.”

(3)

Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2021, subject to certain cost and other limitations set forth in the Company’s internal policies: (a) tax and estate planning services, (b) the reimbursement of country club dues and golfing fees, and (c) supplemental long-term disability insurance. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.

(4)

The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).

(5)

Consists of (i) a $8,700 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, and (iii) $35,452 of perquisites and other personal benefits comprised of items (a), (b), and (c) described in footnote 3.

(6)

Consists of (i) a $8,700 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $26,420 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 3.

(7)

Consists of (i) a $2,596 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $12,560 of total perquisites and other personal benefits primarily comprised of items (b) and (c) described in footnote 3, in addition to a cell phone allowance.

(8)

Consists of (i) a $8,700 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $8,276 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 3, and (iii) an income tax gross-up in the amount of $632 for income imputed under IRS regulations of $744 in connection with the reimbursement of costs related to spousal travel and gifts.

(9)

Amount in column i consists of (i) a $8,700 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $6,495 of total perquisites and other personal benefits comprised of item (b) described in footnote 3, and (iii) $1,450 for tax and estate planning purposes and the related income tax gross-up of $1,233 for income imputed under IRS regulations in connection with the reimbursement of taxable benefits. Amount in column d represents a corporate recognition award given to Mr. Leposky for outstanding handling of the supply chain and global operations during COVID-related disruptions in 2021.

Grants of Plan-Based Awards in Fiscal Year 2021

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2021. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2021 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A(2)	625,000	1,250,000	2,500,000
	2/12/2021(3)				45,115	90,230	180,460		2,700,584
	2/12/2021(4)							73,824	2,209,552
	3/8/2021(5)				231,959	463,918	695,877		13,694,859
	3/8/2021(4)							154,639	4,564,943
Brian P. Lynch	N/A (2)	206,250	412,500	825,000
	2/12/2021(3)				7,519	15,038	30,076		450,087
	2/12/2021(4)							12,304	368,259
	3/8/2021(5)				77,320	154,639	231,959		4,564,943
	3/8/2021(4)							51,546	1,521,638
Arthur F. Starrs	N/A(2)	318,750	637,500	956,250
	4/5/2021(3)				14,180	28,360	56,720		768,840
	4/5/2021(4)							23,204	629,060
	4/5/2021(6)				33,087	66,174	99,261		1,793,977
	4/5/2021(4)							54,142	1,467,790
Glenn F. Hickey	N/A(2)	145,875	291,750	583,500
	2/12/2021(3)				5,013	10,026	20,052		300,078
	2/12/2021(4)							8,203	245,516
	3/8/2021(5)				8,377	16,753	25,130		494,549
	3/8/2021(4)							9,021	266,300
Mark F. Leposky	N/A(2)	141,143	282,285	564,570
	2/12/2021(3)				5,013	10,026	20,052		300,078
	2/12/2021(4)							8,203	245,516
	3/8/2021(5)				8,377	16,753	25,130		494,549
	3/8/2021(4)							9,021	266,300

(1)

The Board or the Compensation Committee approved the grants of the equity-based awards to the NEOs as follows: (A) the equity awards that were granted on February 12, 2021 were approved on February 3, 2021, (B) the equity awards that were granted on March 8, 2021 were approved on February 3, 2021, and (C) the equity awards granted to Arthur Starrs on April 5, 2021 were approved on February 24, 2021.

(2)

The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2021 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2021 Executive Compensation Program—Annual Incentive.”

(3)

The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards that were granted to the NEOs in 2021. The number of PRSUs that will be eligible to vest is determined based on the measurement of two equally weighted metrics, cumulative APTI and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. The allocated PRSUs measured against APTI will have the opportunity to bank a limited portion of the award based upon interim year performance; however there is no banking mechanism for the allocated PRSUs measured against rTSR performance based on interim year performance. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2021 Executive Compensation Program-Annual Long-Term Equity Incentives.”

(4)

The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2021. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2021 accrued dividend equivalent rights during 2021, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—

Components of the 2021 Executive Compensation Program—Annual Long-Term Equity Incentives” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2021” for information regarding accrued dividend equivalent rights.

(5)

The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards that were granted to the NEOs in 2021 and that are subject to performance goals tied to the Company’s cumulative Adjusted EBITDA. The number of PRSUs that will be eligible to vest is determined based on the measurement of cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest as follows: (1) for Mr. Brewer and Mr. Lynch, assuming at least the threshold achievement level of performance is reached, 50% of the PRSUs eligible to vest based on performance during the three-year performance period will vest on the third anniversary of the grant date and the remaining 50% of the PRSUs will vest on the fourth anniversary of the grant date, and (2) for Messrs. Hickey and Leposky, all PRSUs will vest on the third anniversary of the grant date . PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2021 Executive Compensation Program-One-Time Transaction Awards in Connection with Topgolf Transaction.”

(6)

The amounts shown represent the threshold, target and maximum number of shares subject to the PRSU award granted to Mr. Starrs in 2021 and that are subject to performance goals tied to Topgolf’s cumulative Adjusted EBITDA. The number of PRSUs that will be eligible to vest is determined based on the measurement of Topgolf’s cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs will vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2021 Executive Compensation Program-Annual Long-Term Equity Incentives.”

Outstanding Equity Awards at Fiscal Year-End 2021

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oliver G. (Chip) Brewer III	3/8/2021(2)	154,639	$4,243,294	—	$—
	3/8/2021(3)	—	$—	695,877	$19,094,865
	2/12/2021(2)	73,824	$2,025,731	—	$—
	2/12/2021(4)	22,558	$618,992	67,672	$1,856,920
	2/12/2020(2)	62,461	$1,713,921	—	$—
	2/12/2020(5)	39,458	$1,082,728	74,914	$2,055,640
	2/8/2019(2)	36,938	$1,013,588	—	$—
	2/8/2019(6)	203,399	$5,581,269	—	$—
Brian P. Lynch.	3/8/2021(2)	51,546	$1,414,422	—	$—
	3/8/2021(3)	—	$—	231,959	$6,364,941
	2/12/2021(2)	12,304	$337,622	—	$—
	2/12/2021(4)	3,760	$103,174	11,278	$309,468
	2/12/2020(2)	10,410	$285,644	—	$—
	2/12/2020(5)	6,576	$180,445	12,486	$342,616
	2/8/2019(2)	5,540	$152,029	—	$—
	2/8/2019(6)	30,510	$837,194	—	$—
	8/1/2017(7)	39,372	$1,080,356	—	$—
Arthur F. Starrs	4/5/2021(2)	23,204	$636,718	—	$—
	4/5/2021(8)	—	$—	99,261	$2,723,722
	4/5/2021(2)	54,142	$1,485,656	—	$—
	4/5/2021(4)	7,090	$194,550	21,270	$583,649
Glenn F. Hickey	3/8/2021(2)	9,021	$247,536	—	$—
	3/8/2021(3)	—	$—	25,130	$689,553
	2/12/2021(2)	8,203	$225,090	—	$—
	2/12/2021(4)	2,507	$68,792	7,519	$206,321
	2/12/2020(2)	6,940	$190,420	—	$—
	2/12/2020(5)	4,384	$120,297	8,324	$228,411
	2/8/2019(2)	4,156	$114,028	—	$—
	2/8/2019(6)	22,883	$627,910	—	$—

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mark F. Leposky	3/8/2021(2)	9,021	$247,536	—	$—
	3/8/2021(3)	—	$—	25,130	$689,553
	2/12/2021(2)	8,203	$225,090	—	$—
	2/12/2021(4)	2,507	$68,792	7,519	$206,321
	2/12/2020(2)	6,940	$190,420	—	$—
	2/12/2020(5)	4,384	$120,297	8,324	$228,411
	2/8/2019(2)	4,156	$114,028	—	$—
	2/8/2019(6)	22,883	$627,910	—	$—

(1)	Market value based on $27.44 per share, which was the closing market price of the Common Stock on December 31, 2021, which was the last business day of 2021.

(2)

Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(3)

Amounts represent PRSU awards granted in 2021 as special, one-time transaction awards in connection with the Topgolf merger that generally vest as follows: (1) for Mr. Brewer and Mr. Lynch, assuming at least the threshold achievement level of performance is reached, 50% of the PRSUs eligible to vest based on performance during the three-year performance period will vest on the third anniversary of the grant date and the remaining 50% of the PRSUs will vest on the fourth anniversary of the grant date, and (2) for Messrs. Hickey and Leposky, all PRSUs will vest on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. A NEO may be eligible to vest in up to 150% of the “target” PRSUs subject to these awards. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the maximum level. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(4)

Amounts represent PRSU awards granted in 2021 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, cumulative APTI and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2021 and ending December 31, 2023, with the opportunity to bank the PRSU awards vesting based upon interim year performance relative to the cumulative APTI objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On February 16, 2022, the Compensation Committee determined that 25% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s cumulative APTI performance during 2021. As a result, 25% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number, and market value, of such PRSUs (based on the closing price per share of our Common Stock of $27.44 as of December 31, 2021) for each NEO would be as follows: Mr. Brewer, 157,902 PRSUs, $4,332,831; Mr. Lynch, 26,316 PRSUs, $722,111; Mr. Starrs, 49,630 PRSUs, $1,361,847; Mr. Hickey, 17,545 PRSUs, $481,435; and Mr. Leposky, 17,545 PRSUs, $481,435. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)

Amounts represent PRSU awards granted in 2020 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2020 and ending December 31, 2022, with the opportunity to bank the PRSU awards vesting based upon interim year performance relative to the adjusted EPS objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. None of the PRSUs were banked based on 2020 performance. With respect to 2021 performance, on February 16, 2022, the Compensation Committee determined that 34.5% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s adjusted EPS performance during 2021. As a result, 34.5% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number, and market value, of such PRSUs (based on the closing price per share of our Common Stock of $27.44 as of December 31, 2021) for each NEO would be as follows: Mr. Brewer, 189,286 PRSUs, $5,194,008; Mr. Lynch, 31,548 PRSUs, $865,677; Mr. Hickey, 21,032 PRSUs, $577,118; and Mr. Leposky, 21,032 PRSUs, $577,118. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)

Amounts represent PRSU awards granted in 2019 that vested in February 2022. Each PRSU represented the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on the measurement of two equally weighted metrics, adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over the three-year performance period beginning January 1, 2019 and ending December 31, 2021. The NEOs were eligible to vest in up to 200% of the “target” PRSUs subject to these awards. In February 2022, the Compensation Committee determined that performance relative to such criteria was achieved above the target level but below the maximum level for each of adjusted EPS and the Company’s calculated rTSR and, as a result, 120.6% and 180.8% of the “target” number of PRSUs subject to performance based on adjusted EPS and the Company’s calculated rTSR, respectively, were earned and vested in February 2022, subject to continued employment through the vesting date, which number is reported in this row. The awards were subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)

Amount represents RSU award that vests in full on the fifth anniversary of the grant date and includes additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the fifth anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(8)

The amount represents the PRSU award granted to Mr. Starrs in 2021 that generally vests in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of Topgolf’s cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Mr. Starrs may be eligible to vest in up to 150% of the “target” PRSUs subject to his award. Mr. Starrs remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 150% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which Mr. Starrs remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the maximum level. The award is subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2021

The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2021 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value Realized on Vesting ($)(4)
Oliver G. (Chip) Brewer III	497,537	$15,269,892	373,893	$11,703,880
Brian P. Lynch	—	—	50,052	$1,565,519
Arthur F. Starrs	—	—	—	—
Glenn F. Hickey	—	—	38,197	$1,195,442
Mark F. Leposky	—	—	60,515	$1,882,404

(1) The number of shares reported in this column reflects the gross number of non-qualified stock options that were exercised.

(2) The value realized on exercise is computed by determining the difference between the fair market value of the Common Stock on the dates of exercise and the exercise price per share of the award exercised.

(3) The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.

(4) The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

Each of the NEOs has an employment agreement with the Company, or in the case of Mr. Starrs with Topgolf International, Inc., that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause or good cause, (ii) termination by the Company without substantial cause or good cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”

Payments Made Upon Any Termination

Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.

Quantification of Payments upon Termination or Change-in-Control

The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2021 and are based on the $27.44 per share closing market price of the Common Stock on December 31, 2021, which was the last business day of 2021; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change- in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards shall vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control(7)	Change-in- Control (no termination of employment)(7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000
RSUs and/or PRSUs(2)	$15,626,467	$32,921,963	$32,921,963	$28,356,377	$16,273,212
Portion of salary and target incentive(3)	$1,687,500	$2,250,000	$—	$500,000	$—
COBRA & CalCOBRA premiums(4)(5)	$48,801	$64,739	$—	$48,801	$48,801
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$1,687,500	$2,250,000	$—	$—	$—

Total	$21,578,053	$40,029,772	$35,421,963	$31,405,178	$18,822,013
Brian P. Lynch
Pro-rated short term incentive award(1)	$825,000	$825,000	$825,000	$825,000	$825,000
RSUs and/or PRSUs(2)	$2,782,097	$9,286,235	$9,286,235	$2,796,386	$4,286,647
Portion of salary and target incentive(3)	$481,250	$962,500	$—	$275,000	$—
COBRA & CalCOBRA premiums(4)(5)	$32,534	$64,739	$—	$32,534	$32,534
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$481,250	$962,500	$—	$—	$—

Total	$4,629,916	$12,144,044	$10,111,235	$3,928,920	$5,144,181

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control(7)	Change-in- Control (no termination of employment)(7)	Permanent Disability	Death
Arthur F. Starrs
Pro-rated short term incentive award(1)	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000
RSUs and/or PRSUs(2)	$772,308	$4,716,387	$4,716,387	$1,131,937	$2,316,924
Portion of salary and target incentive(3)	$693,750	$1,387,500	$—	$375,000	$—
COBRA & CalCOBRA premiums(4)(5)	$21,063	$31,595	$—	$21,063	$21,063
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$693,750	$1,387,500	$—	$—	$—

Total	$3,483,656	$8,841,052	$5,991,387	$2,803,000	$3,612,987
Glenn F. Hickey
Pro-rated short term incentive award(1)	$583,500	$583,500	$583,500	$583,500	$583,500
RSUs and/or PRSUs(2)	$994,671	$2,488,489	$2,488,489	$994,671	$1,524,572
Portion of salary and target incentive(3)	$389,000	$778,000	$—	$243,125	$—
COBRA & CalCOBRA premiums(4)(5)	$32,534	$64,739	$—	$32,534	$32,534
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$389,000	$778,000	$—	$—	$—

Total	$2,416,490	$4,735,798	$3,071,989	$1,853,830	$2,140,606
Mark F. Leposky
Pro-rated short term incentive award(1)	$564,570	$564,570	$564,570	$564,570	$564,570
RSUs and/or PRSUs(2)	$994,671	$2,488,489	$2,488,489	$1,089,881	$1,593,350
Portion of salary and target incentive(3)	$376,380	$752,760	$—	$235,238	$—
COBRA & CalCOBRA premiums(4)(5)	$18,027	$36,106	$—	$18,027	$18,027
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$376,380	$752,760	$—	$—	$—

Total	$2,357,813	$4,637,755	$3,053,059	$1,907,716	$2,175,947

(1) Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed.

(2) The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2021. Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PRSUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company (or in the case of Mr. Starrs, Topgolf) performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2021” table. The values of dividend equivalent rights accrued as of December 31, 2021, including fractional shares, are included in the values shown for RSU awards.

(3) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

c. Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.

(4) Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2021 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.

(5) Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.

(6) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

(7) Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

•	The annual total compensation of the median employee of our company (excluding our CEO) calculated using the Summary Compensation Table methodology was $45,136; and

•

The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $27,135,201.00. This includes the grant date fair value of the special, one-time retention and incentive equity awards granted to our CEO in connection with the completion of the Topgolf merger in March 2022. Excluding these special, one-time equity awards, our CEO’s annual total compensation would have been $8,875,398.

Based on this information, for 2021, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 601:1. This ratio was 197:1 if Mr. Brewer’s annual total compensation is calculated exclusive of the special, one-time equity awards granted to him in connection with the completion of the Topgolf acquisition.

The median employee used in this calculation was determined from a direct determination of our total global employee population (excluding the CEO) as of December 31, 2021, using a consistently applied compensation measure of base salary plus target short-term incentives for 2021. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2021 for employees newly hired in 2021. Non-US employee compensation was converted to US dollars based on the 2021 average of daily exchange rates. Our employee population data described above excludes the approximately 20,100 employees of Topgolf International, Inc., which we acquired in March 2021.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.

As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2021 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	a substantial majority of executive compensation that is variable in nature;

•	a substantial majority of variable compensation that is tied to performance-based annual and long-term incentive programs;

•	equity awards granted under a policy that has strict controls on grant processes and timing;

•	stock ownership guidelines that require material holdings;

•	a Compensation Committee comprised entirely of independent directors and an independent compensation consultant;

•	clawback provisions contained in the employment agreements of the Company’s NEOs; and

•	change-in-control benefits that require a double trigger prior to payment.

Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 - APPROVAL OF THE CALLAWAY GOLF COMPANY 2022 INCENTIVE PLAN

We are asking our shareholders to approve the Callaway Golf Company 2022 Incentive Plan (the “2022 Plan”), which will allow our Company to grant long-term equity and cash incentive compensation to our employees, directors and consultants. The Board adopted the 2022 Plan on March 15, 2022, subject to shareholder approval. The 2022 Plan will become effective on the day of the Annual Meeting assuming approval of this proposal by our shareholders.

We are seeking approval of the 2022 Plan as the successor to the Amended and Restated 2004 Incentive Plan (the “2004 Plan”), the 2021 Employment Inducement Plan (the “Inducement Plan”), and the 2013 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”). If the 2022 Plan is approved by our shareholders, Callaway will not grant any future awards under the 2004 Plan, the Inducement Plan and the Directors Plan and any shares remaining available for future issuance under such plans will be canceled; however, the terms and conditions of the 2004 Plan, Inducement Plan and Directors Plan will continue to govern any outstanding awards thereunder. If our shareholders do not approve the 2022 Plan, then the 2022 Plan will not become effective and the 2004 Plan, Inducement Plan and Directors Plan will not terminate and we will be able to continue to grant awards under such plans in accordance with their terms and existing share reserves.

Why Shareholders Should Vote to Approve the 2022 Plan

•

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. By maintaining a long-term incentive plan such as the 2022 Plan, the Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our shareholders and promote a focus on long-term value creation.

Rather than merely seeking an amendment to increase the 2004 Plan’s share reserve, the Board also sought to develop a contemporary equity plan that reflects best practices of other publicly-traded companies from a compensation and governance perspective. The 2022 Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization.

•

Our Existing Plans Will No Longer Have Shares Available for Grant. Under the Company’s current forecasts, our existing equity plans will run out of shares available for grant within the next 12 months, and the Company will not be able to continue to issue equity to its employees and directors unless its shareholders approve the 2022 Plan. In addition, the Directors Plan will expire, by its terms, in early 2023. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require the Company to change its current equity grant practices. As such, in determining to approve the 2022 Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards in future years. While the Company could increase cash compensation if it is unable to grant equity incentives, the Company anticipates that it will have difficulty attracting, retaining and motivating its employees and directors if it is unable to make equity grants to them.

•

We Manage Our Equity Incentive Award Use Carefully. We manage our long-term shareholder dilution by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize shareholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, directors and consultants.

The 2004 Plan, the Inducement Plan and the Directors Plan are the only equity plans maintained by the Company (other than the Topgolf Plans (as defined below) that were assumed by the Company in connection with its merger with Topgolf in March 2021), and are the only equity plans under which Callaway may currently grant new equity awards. The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2004 Plan, the Inducement Plan, the Directors Plan, awards assumed under the Topgolf Plans, and the shares remaining available for issuance under such plans, each at March 16, 2022. Dividend equivalents are included in the table below to the extent they have accrued with respect to outstanding RSUs or PRSUs.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Options outstanding
2004 Plan	50,629	0.03%	$1,214,083
Directors Plan	—	—%	$—
Inducement Plan	—	—%	$—
Topgolf International, Inc. 2015 Stock Incentive Plan Awards(3)	298,323	0.16%	$7,153,786
Topgolf International, Inc. 2016 Stock Incentive Plan Awards(3)	1,607,585	0.87%	$38,549,888
Topgolf International, Inc. Nonqualified Stock Option Grant Notice and Stock Option Agreement dated October 18, 2016 between Topgolf International, Inc. and WestRiver Management, LLC(3)	26,685	0.01%	$639,906
Total for all plans	1,983,222	1.07%	$47,557,664
Weighted average exercise price of outstanding options	$26.65
Weighted average remaining term of outstanding options	5.03 years
Restricted stock outstanding
Topgolf International, Inc. 2016 Stock Incentive Plan Awards(3)	74,826	0.04%	$1,794,327
Restricted stock units outstanding
2004 Plan	1,258,460	0.68%	$30,177,871
Directors Plan	47,571	0.03%	$1,140,753
Inducement Plan	273,172	0.15%	$6,550,665
Total for all plans	1,579,203	0.86%	$37,869,288
Performance share units outstanding(4)
2004 Plan	1,798,800	0.97%	$43,135,224
Directors Plan	—	—%	$—
Inducement Plan	359,113	0.19%	$8,611,530
Total for all plans	2,157,913	1.17%	$51,746,754
Shares available for grant(5)
2004 Plan	2,626,061	1.42%	$62,972,933
Directors Plan	507,506	0.27%	$12,169,994
Inducement Plan	358,602	0.19%	$8,599,276
Total for all plans (to be canceled upon approval of 2022 Plan)	3,492,169	1.89%	$83,742,203

(1)	Based on 184,682,224 shares of Company Common Stock outstanding as of March 16, 2022.

(2)	Based on the closing price per share of Company Common Stock on March 16, 2022 ($23.98).

(3)

In connection with the Company’s merger with Topgolf in 2021, the Company assumed the awards outstanding under the Topgolf International, Inc. 2015 Stock Incentive Plan, the Topgolf International, Inc. 2016 Stock Incentive Plan, and that certain Topgolf International, Inc. Nonqualified Stock Option Grant Notice and Stock Option Agreement, by and between Topgolf International, Inc. and WestRiver Management, LLC, dated October 18, 2016 (collectively we refer to these Topgolf equity plans as the

“Topgolf Plans”). Such assumed awards were automatically converted into awards with the right to shares of the Company’s Common Stock (in each case after appropriate adjustment of the number of shares to reflect the transaction), resulting in an aggregate of 3,168,437 options and 183,472 shares of restricted stock assumed under the Topgolf Plans in March 2021. As of March 16, 2022, the weighted average exercise price of the assumed Topgolf options is $27.17 and the weighted average remaining term of the assumed Topgolf options is 5.13 years. No additional awards may be issued under the Topgolf Plans. For more information about the Topgolf Plans and the awards outstanding thereunder, please see “Equity Compensation Plan Information” included in the 2021 Form 10-K.

(4)

Performance share units are reflected based on “target” level of performance. Performance share unit awards may vest up to 200% of the “target” number of units (150% with respect to certain units granted in connection with the Topgolf transaction), depending on the year granted and the terms of such awards.

(5)

For purposes of calculating the shares that remain available for grant under the 2004 Plan, each share subject to an option or a stock appreciation right is counted against the share reserve as 1.0 share and each share subject to a “full value” award under the 2004 Plan is counted against the share reserve as 2.0 shares under the 2004 Plan’s “fungible share ratio.” Awards under the Directors Plan and the Inducement Plan are counted as one share for each one share subject to such awards. Shares available for issuance is calculated by reflecting performance share units based on “maximum” level of performance.

As of March 16, 2022, subject to approval of this proposal, we will not grant any further awards under the Directors Plan or the Inducement Plan. While we may continue to grant further awards under the 2004 Plan between March 16, 2022 and the Annual Meeting date, to the extent we do so, the share reserve under the 2022 Plan will be reduced by the number of shares that we grant under the 2004 Plan, if any, between March 16, 2022 and the Annual Meeting date. We do not currently expect to grant awards under the 2004 Plan between March 16, 2022 and the Annual Meeting date with respect to more than 100,000 shares of our Common Stock.

Potential Dilution; Forecasted Utilization Rates; Burn Rates

In determining whether to approve the 2022 Plan, including the share reserve under the 2022 Plan, the Board considered the following:

•

Reasonable Share Reserve. If approved, the 16,000,000 shares to be initially reserved for issuance under the 2022 Plan will represent an increase of 12,507,831 shares from the aggregate number of shares available for future grant under the 2004 Plan, Inducement Plan and the Directors Plan as of March 16, 2022. If the 2022 Plan is approved, it will represent the only equity plan under which Callaway will be able to grant future equity awards and Callaway will no longer grant awards under the 2004 Plan, the Inducement Plan or the Directors Plan and the remaining shares available under such plans will be canceled (although the terms and conditions of the 2004 Plan, Inducement Plan and Directors Plan will continue to govern any outstanding awards thereunder).

•

Sufficiency for Projected Future Grants. The Board currently intends that the share reserve requested under the 2022 Plan will be sufficient to fund the Company’s equity compensation needs for the next four years. This assumes the Company continues to grant awards consistent with its historical usage and current practices, as reflected in our historical burn rate discussed below. The Company cannot predict its future equity grant practices, the future price of its shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2022 Plan could last for a shorter or longer time.

•

We Use Our Equity Plans Responsibly. We recognize the dilutive impact of our equity compensation on our shareholders and continuously strive to balance this concern with the competition for talent. In the process it used to determine the number of shares to be reserved for issuance under the 2022 Plan, the Board reviewed information regarding the burn rate and overhang metrics discussed below. Our Board believes the potential dilution to shareholders is reasonable and sustainable to meet our business goals.

The Board considered our average annual share pool usage over the most recently completed three-year period (or “burn rate”) with respect to the equity awards granted by the Company, including our gross burn rate and our “adjusted average burn rate” as shown in the table below:

Burn Rate Information(1)	2019	2020	2021	Three-Year Average (2019-2021)
Stock options granted	—	—	—	—
RSUs granted	479,376	409,414	1,154,020	680,937
Performance share units granted (at “maximum”)	673,922	500,708	2,315,850	1,163,494
Performance share units earned	774,347	709,143	556,920	680,137
Total awards granted	1,153,298	910,112	3,469,870	1,844,430
Weighted average common shares outstanding (Basic)	94,250,524	94,201,273	169,100,520	119,184,106
Gross burn rate(2)	1.22%	0.97%	2.05%	1.41%
Adjusted average burn rate(3)	2.66%	2.37%	2.02%	2.35%

(1)

For purposes of the disclosure in this table and the burn rate and overhang disclosure below, we are excluding the awards assumed in connection with the Company’s merger with Topgolf in 2021 under the Topgolf Plans. Such assumed awards were automatically converted into awards with the right to shares of the Company’s Common Stock (in each case after appropriate adjustment of the number of shares to reflect the transaction). No additional awards may be issued under the Topgolf Plans.

(2)

Gross burn rate is calculated as (A) the total number of stock-settled equity awards granted during the applicable year (with performance share units counted at “maximum” levels), divided (B) by the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions.

(3)

“Adjusted average burn rate” is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of stock-settled equity awards granted during the applicable year (with performance awards counted based upon the number of shares earned during such year), and with each “full value award” multiplied by the 2.0 full value award multiplier (consistent with the methodology employed by certain proxy advisory firms), divided by (B) the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions).

•

The 2022 Plan Represents Reasonable Dilution. The Board considered the potential dilution to our shareholders that may result from the issuance of shares pursuant to outstanding awards and awards to be issued under the 2022 Plan. Fully diluted overhang is equal to (1) the total number of stock-settled equity awards outstanding (with performance share unit awards reflected at “target”) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year, divided by (2) the sum of the total Common Stock outstanding as of the last day of the relevant fiscal year plus the total number of stock-settled equity awards outstanding (with performance awards reflected at “target”) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year. In 2019, 2020 and 2021, the Company’s end of year fully diluted overhang for the Company’s equity plans was 11.61%, 10.93% and 5.72%, respectively. As of March 16, 2022, the Company’s fully diluted overhang for the Company’s equity plans was 5.71%. If approved, the 16,000,000 shares to be reserved under the 2022 Plan (over the number of shares remaining available under the Company’s equity plans) would increase the March 16, 2022 fully diluted overhang to approximately 13%.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to Callaway’s ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which it competes, the Board has determined that the size of the share reserve under the 2022 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2022 Plan.

The 2022 Plan Combines Compensation and Governance Best Practices

The 2022 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•

Prohibitions Against Various “Liberal” Share Recycling Practices. Shares tendered by participants to satisfy the exercise price of options or stock appreciation rights or tax withholding obligation with respect to options or stock appreciation rights will not be added back to the shares available for issuance under the 2022 Plan.

•

Shareholder approval is required for additional shares. The 2022 Plan does not contain an annual “evergreen” provision. The 2022 Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of shares of the Company’s Common Stock which may be issued under the 2022 Plan.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.

•

Minimum Vesting Period. The 2022 Plan mandates a vesting period of at least one year for all equity-based awards granted under the 2022 Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions set forth in the 2022 Plan).

•	Repricing is not allowed. The 2022 Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without prior shareholder approval.

•

Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the 2022 Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted. However, to protect our shareholders from the potentially greater dilutive effect of full value awards, all grants of full value awards will be deducted from the 2022 Plan’s share pool as 2.0 shares for every one share actually granted. For purposes of the 2022 Plan, a full value award means an award other than an option or stock appreciation right (or other award subject to an exercise price, strike price or similar concept).

•

Limitations on dividend payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.

•	Clawback. The 2022 Plan provides that all awards will be subject to the Company’s clawback policy.

•	No tax gross-ups. The 2022 Plan does not provide for any tax gross-ups.

Shareholder Approval Requirement

In general, shareholder approval of the 2022 Plan is necessary in order for our Company to meet the shareholder approval requirements of the NYSE and to grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code. Therefore, we are asking shareholders to approve the terms of the 2022 Plan for purposes of complying with the requirements of the NYSE and satisfying the shareholder-approval requirements of Section 422 of the Code.

Description of the 2022 Plan

The material terms of the 2022 Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the 2022 Plan. Shareholders are urged to read the actual text of the 2022 Plan in its entirety, which is appended to this Proxy Statement as Appendix B.

Purpose

The purpose of the 2022 Plan is to promote our interests and those of our shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest between such group and our shareholders to improve the long-term performance of the Company and the value of the Company’s Common Stock.

Types of Awards

The terms of the 2022 Plan provide for the grant of ISOs, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards and other incentives payable in cash or in shares of our Common Stock.

Shares Available for Awards

Subject to adjustment for changes in our capitalization, the total number of shares of our Common Stock available for issuance under the 2022 Plan is the sum of:

•	16,000,000 shares; less

•	any shares of Common Stock which are subject to awards granted under the 2004 Plan on or after March 16, 2022 but prior to the effective date of the 2022 Plan; plus

•

for each award that is outstanding under the 2004 Plan as of the effective date of the 2022 Plan, (1) one share for each share subject to an award that is an option or stock appreciation right and (2) 2.0 shares for each share subject to a full value award, in each case that subsequently becomes available for issuance under the 2022 Plan pursuant to the share counting provisions described below.

As of March 16, 2022, subject to approval of this proposal, we will not grant any further awards under the Directors Plan or the Inducement Plan. While we may continue to grant further awards under the 2004 Plan between March 16, 2022 and the Annual Meeting date, to the extent we do so, the share reserve under the 2022 Plan will be reduced by the number of shares that we grant under the 2004 Plan, if any, between March 16, 2022 and the Annual Meeting date. We do not currently expect to grant awards under the 2004 Plan between March 16, 2022 and the Annual Meeting date with respect to more than 100,000 shares of our Common Stock.

Grants under the 2022 Plan of stock options and stock appreciation rights (including grants under the 2004 Plan on or after March 16, 2022 but prior to the effective date of the 2022 Plan) will reduce the shares available under the 2022 Plan on a one-for-one basis. However, the number of shares authorized for issuance under the 2022 Plan will be decreased by 2.0 shares for each share issued pursuant to full value awards (including full value awards granted under the 2004 Plan on or after March 16, 2022 but prior to the effective date of the 2022 Plan) under the 2022 Plan’s fungible share ratio.

If (1) any award under the 2022 Plan or the 2004 Plan lapses, expires, terminates or is canceled (in whole or in part), (2) any shares subject to an award under the 2022 Plan or the 2004 Plan, are forfeited by the holder or repurchased by the Company at a price no greater than the price paid by the participant, or (3) any shares are tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to a full value award or a full value award under the 2004 Plan, then, in each case, the shares subject to such award may, to the extent of such lapse, expiration, termination, cancellation, forfeiture, or repurchase, be used again for new grants under the 2022 Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award (or in accordance with the methodology described above for awards under the 2004 Plan). Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the 2022 Plan: (1) shares of Common Stock subject to an option or a stock appreciation right that are not delivered because the award is exercised through a reduction in shares subject to such award (including any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise), (2) any shares of Common Stock tendered to satisfy the exercise price of an option or tendered or withheld to satisfy any tax withholding obligation with respect to an option or stock appreciation right, and (3) any shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment in cash of dividends or dividend equivalents or awards settled in cash rather than in shares of Common Stock will not be counted against the total number of shares available for issuance under the 2022 Plan.

Shares of Common Stock issuable under the 2022 Plan will be shares of authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the 2022 Plan.

In no event will more than 16,000,000 shares of Common Stock be issuable pursuant to the exercise of ISOs under the 2022 Plan during its ten-year term.

Eligibility

The 2022 Plan permits the grant of awards to employees, non-employee directors and consultants of the Company or its affiliates. As of March 16, 2022, we have approximately 24,987 employees, 14 non-employee directors and 804 consultants, each of whom would be eligible to participate in the 2022 Plan had it been in effect on such date. Each of these individuals may receive all types of awards, other than ISOs. ISOs may be granted under the 2022 Plan only to our employees (including officers) and employees of our parent and subsidiary corporations.

Administration of the 2022 Plan

The 2022 Plan is administered by the Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants. All members of the Compensation Committee meet the NYSE standards for director independence. The Board or the Compensation Committee may delegate the responsibility for administering the 2022 Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate. In addition, the Board or the Compensation Committee may delegate to one or more senior executive officers the authority to grant awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, that no such officer will have the authority to grant awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. The Compensation Committee (or any other committee or officer to whom the Board or the Compensation Committee has delegated authority to administer the 2022 Plan) is referred to as the “Plan Administrator” for purposes of this proposal.

Subject to the terms of the 2022 Plan, the Plan Administrator has broad authority to administer, interpret and construe the 2022 Plan and awards granted under the 2022 Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted and the terms and conditions of the awards, including the period of exercisability and vesting. All decisions of the Plan Administrator will be final, conclusive and binding on all persons.

Minimum Vesting

The 2022 Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2022 Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, as well as the issuance of (1) awards in lieu of cash compensation payable to a non-employee director who has elected to receive such award in lieu of such cash compensation, (2) awards in lieu of fully-vested cash awards or payments, (3) certain annual equity grants to non-employee directors that vest at the following annual meeting, and (4) substitute awards. The Plan Administrator has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or in connection with a change in control.

Prohibition on Repricing

Under the 2022 Plan, the Plan Administrator may not, without the approval of our shareholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares.

Options

ISOs and nonqualified stock options may be granted under the 2022 Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Plan Administrator. The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant (and in some cases, as described below, may not be less than 110% of such fair market value). Fair market value generally means the closing price for a share of Common Stock on the NYSE on the grant date. The term of an option cannot exceed ten years and, in some cases, as described below, the term may not exceed five years.

The terms of ISOs must comply in all respects with the provisions of Section 422 of the Code and any applicable regulations. Individuals who are not employees of the Company or one of our parent or subsidiary corporations may not be granted ISOs. In addition, no ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless (1) the exercise price of the ISO is at least 110% of the fair market value of the Common Stock subject to the ISO on the date of grant and (2) the term of the ISO does not exceed five years. To the extent that the aggregate fair market value of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as nonqualified stock options. Subject to adjustment for changes in our capitalization, all of the aggregate maximum number of shares of Common Stock that may be issued under the 2022 Plan may be issued as ISOs.

The Plan Administrator will establish and set forth in the agreement evidencing an option, whether the option will continue to be exercisable, and the terms and conditions of such exercise, after a participant terminates service with us.

The exercise price for shares purchased under an option must be paid in full to the Company by delivery of the aggregate exercise price, together with any amounts required to be withheld for tax purposes. Acceptable forms of consideration will be determined by the Plan Administrator and may include: (1) cash, check or wire transfer; (2) payment with shares of Common Stock previously owned by the participant or issuable upon exercise of the option; (3) to the extent permitted by applicable law, payment pursuant to a broker-assisted cashless exercise program; or (4) such other consideration as the Plan Administrator may permit in its sole discretion.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive an amount equal to the appreciation, if any, of a share of Common Stock between the grant date and the exercise date. The terms of any grant of stock appreciation rights generally are determined by the Plan Administrator and set forth in the applicable agreement evidencing such award. The grant price of a stock appreciation right is equal to the fair market value of a share of Common Stock on the grant date. Upon exercise of a stock appreciation, the appreciation may be paid in cash, in shares of Common Stock or in any combination cash and shares of Common Stock or in any other manner approved by the Plan Administrator in its sole discretion. The term of a stock appreciation right may not exceed ten years.

Restricted Stock and Restricted Stock Units

Restricted stock and RSU awards may be granted under the 2022 Plan on such terms and conditions and subject to such repurchase or forfeiture restrictions, including continued service with the Company or one of our affiliates or the achievement of certain performance criteria, as determined by the Plan Administrator in its sole discretion. Upon satisfaction of any terms, conditions and restrictions on a restricted stock or restricted stock unit award, the shares of Common Stock covered by the restricted stock award will become freely transferable by the participant and RSUs will be settled in cash, shares of Common Stock or a combination thereof, as determined by the Plan Administrator in its sole discretion.

Dividend Equivalents

Participants holding awards may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Plan Administrator. Notwithstanding anything in the 2022 Plan to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned awards that are subject to any vesting conditions. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the vesting conditions have been achieved and the underlying shares of Common Stock or units have been earned. Dividend equivalents will not be granted on options or stock appreciation rights.

Performance Shares

A grant of performance shares entitles the participant to payment in the form of shares of Common Stock upon the attainment of specified performance goals and other terms and conditions specified in the grant. In lieu of shares of Common Stock, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise required to be issued to a participant in settlement of the performance share award.

Performance Units

A grant of performance units entitles the participant to a cash payment upon the attainment of specified performance goals and other terms and conditions specified in the grant. The Plan Administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be paid to a participant in respect of a performance unit.

Other Stock or Cash-Based Awards

Subject to the terms and conditions of the 2022 Plan, the Plan Administrator may grant other incentives payable in cash or shares of Common Stock under the 2022 Plan as it determines to be in the best interests of the Company.

Performance Awards

Awards granted under the 2022 Plan may be made subject to the attainment of performance goals relating to one or more business criteria as determined by the Plan Administrator. Such business criteria may include, but are not limited to:

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•

earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense);

•	earnings or loss per share;

•	gross or net margin;

•	growth in earnings or earnings per share;

•	stock price

•	return on equity or average shareholders’ equity;

•	total shareholder return;

•	return on capital or return on invested capital;

•	return on assets or net assets;

•	return on investment;

•	gross or net sales, growth in sales or return on sales;

•	income or net income (either before or after taxes);

•	adjusted net income;

•	operating income or net operating income;

•	contribution to profit;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	economic profit (including economic profit margin);

•	market share;

•	overhead or other expense reduction;

•	growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index;

•	debt levels or reduction;

•	financing and other capital raising transactions;

•	acquisition activity;

•	strategic plan development and implementation;

•	human capital management (including diversity and inclusion); and

•	environmental, social or governance.

Any such performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee.

The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following extraordinary items: (1) extraordinary, unusual and/or nonrecurring items of gain or loss; (2) items relating to financing activities; (3) items attributable to the business operations of any entity acquired by the Company during the performance period; (4) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (5) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (6) gains or losses on the disposition of a business; (7) changes in tax or accounting regulations or laws; (8) the effects of a merger or acquisition; (9) asset write-downs; (10) litigation or claim judgments or settlements; (11) any accruals for reorganization and restructuring programs; and (12) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary, non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

Participant Payments

With regard to tax withholding obligations arising in connection with awards under the 2022 Plan and exercise price obligations arising in connection with the exercise of stock options under the 2022 Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer or check, shares of our Common Stock that meet specified conditions, a “market sell order,” such other consideration as the Plan Administrator deems suitable or any combination of the foregoing.

Transferability of Awards

Generally, no award or interest in an award may be sold, assigned, pledged or transferred by any participant or made subject to attachment or similar proceeding otherwise than by will or by the laws of descent and distribution or with respect to a designated beneficiary who may exercise the award or receive payment of the award after the participant’s death. During a participant’s lifetime, an award may be exercised only by the participant. However, if permitted by Section 422 of the Code, the Plan Administrator may honor a domestic relations order that requires transfer of an award in connection with a participant’s divorce.

Changes to Capital Structure

In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (1) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (2) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the 2022 Plan or with respect to ISOs under the 2022 Plan and the manner in which shares subject to full value awards will be counted; (2) the maximum number and kind of securities that may be made subject to the different types of awards available under the 2022 Plan; and (3) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Change in Control

Unless otherwise provided in an instrument evidencing an option or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the 2022 Plan and described below), the Board or Plan Administrator may provide that: (1) each outstanding option will terminate, provided that immediately prior to the effective time of the change in control, the options to be terminated will accelerate and holders of such options will be given an opportunity to exercise such options prior to the effective time of the change in control, at which time the options shall terminate if not exercised; (2) each outstanding option will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the acquisition price of the Company’s Common Stock exceeds the exercise price of such option multiplied by the number of shares subject to the option; or (3) each outstanding option will be assumed or substituted by the successor company and the normal vesting schedule will continue to apply to such assumed or substituted options.

Unless otherwise provided in an instrument evidencing a restricted stock or restricted stock unit award or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the 2022 Plan and described below), the Board or Plan Administrator may provide that either: (1) the outstanding restricted stock and restricted stock unit awards will continue or be assumed or substituted by the successor company without acceleration, and the terms and conditions of unvested restricted stock or restricted stock units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards; (2) each outstanding restricted stock and restricted stock unit award will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the acquisition price of the Company’s Common Stock for the number of shares subject to such award, or (3) if the outstanding restricted stock and restricted stock unit awards are not continued, assumed or substituted by the successor company, then the vesting of such awards shall accelerate immediately prior to the change in control.

In addition, the Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company to take such further action as it determines to be necessary or advisable with respect to awards, including, without limitation, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, the lifting of restrictions or other modifications. The Plan Administrator may take such actions with respect to all participants, certain categories of participants or only to individual participants. Such actions may be taken before or after awards are granted.

For purposes of the 2022 Plan, a change in control generally will be deemed to occur if any of the following events occur: (1) any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (2) individuals who, as of the effective date of the 2022 Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Incumbent Board (provided that certain individuals who become directors after the effective date of the 2022 Plan will be considered to be a member of the Incumbent Board, as set forth in the 2022 Plan); (3) consummation by the Company of the sale or other disposition of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation (other than certain reorganizations, mergers or consolidations that (x) would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such event or (y) are effected to implement a recapitalization or reincorporation of the Company that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor); or (iv) shareholder approval of or an order by a court of a plan of liquidation or dissolution of the Company. If required for compliance with Section 409A of the Code, in no event will a change in control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

Plan Amendments and Termination

The 2022 Plan may be amended, suspended or terminated by the Board or the Compensation Committee, provided that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval will be obtained for any such amendment. Except as provided under the 2022 Plan for certain corporate transactions, the amendment, suspension or termination of the 2022 Plan or a portion thereof or the amendment of any outstanding award generally may not, without the participant’s consent, materially adversely affect any rights under any award.

Unless sooner terminated as provided in the 2022 Plan, the 2022 Plan will terminate on March 14, 2032, and no awards may be granted under the 2022 Plan after that date. Termination of the 2022 Plan will not affect any awards then outstanding.

Deferral of Awards

The Plan Administrator may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

Forfeiture and Claw-backs

All awards (including the gross amount of any proceeds, gains or other economic benefit obtained in connection with any award) made under the 2022 Plan are subject to recoupment by the Company to the extent required to comply with applicable laws or any policy of the Company providing for the reimbursement of incentive compensation.

Effective Date

The 2022 Plan will become effective on the date of the Annual Meeting if this proposal is approved by our shareholders.

Securities Laws

The 2022 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2022 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2022 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•

Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the 2022 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•

Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents, performance shares, performance units and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Plan Administrator, the 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Except with respect to grants of RSUs that will be awarded to each non-employee director serving on our Board on the date of the Annual Meeting with a value equal to $125,000, each of which are reflected in the table below, or shares that may be issued to our non-employee directors in the future in lieu of cash retainers pursuant to their elections, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2022 Plan in the future, will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the 2022 Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2022 Plan, or the benefits that would have been received by such participants if the 2022 Plan had been in effect in the year ended December 31, 2021.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)
Named Executive Officers:
Oliver G. Brewer III, President and Chief Executive Officer	—	—
Brian P. Lynch, Executive Vice President and Chief Financial Officer	—	—
Arthur F. Starrs , Chief Executive Officer of Topgolf International, Inc.	—	—
Glenn F. Hickey, Executive Vice President, Callaway Golf	—	—
Mark F. Leposky, Executive Vice President, Global Operations	—	—
All Current Executive Officers as a Group	—	—
All Current Non-Executive Directors as a Group	1,375,000	(2)
Current Director Nominees:
Erik J Anderson	125,000	(2)
Samuel H. Armacost	125,000	(2)
Scott H. Baxter	125,000	(2)
Thomas G. Dundon	125,000	(2)
Laura J. Flanagan	125,000	(2)
Russell L. Fleischer	125,000	(2)
Bavan Holloway	125,000	(2)
John F. Lundgren	125,000	(2)
Scott M. Marimow	125,000	(2)
Adebayo O. Ogunlesi	125,000	(2)
Varsha R. Rao	125,000	(2)
Linda B. Segre	125,000	(2)
Anthony S. Thornley	125,000	(2)
Each Associate of any such Directors, Executive Officers or Nominees	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	—	—

(1)

Pursuant to our director compensation program, each non-employee director serving on our Board on the date of this Annual Meeting will be awarded restricted stock units having a value equal to $125,000.

(2)

The aggregate number of RSUs or shares to be granted to non-employee directors is not included in the table above as the number of shares subject to their awards will depend on the value of our Common Stock over the 20 trading day period preceding the grant date (or, with respect to shares received in lieu of cash retainers, the value of our Common Stock on the date of grant).

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CALLAWAY GOLF COMPANY 2022 INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 16, 2022 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 184,682,224 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
PEP TG Investments LP(2)	21,305,290	11.53%
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903

DDFS Management Company LLC(3)	18,592,833	10.07%
2100 Ross Ave Suite 550
Dallas, Texas 75201

BlackRock, Inc.(4)	13,043,714	7.06%
55 East 52nd Street
New York, New York 10055

Vanguard Group(5)	12,494,331	6.77%
100 Vanguard Blvd
Malvern, PA 19355

Erik J Anderson(6)	4,190,260	2.27%

Samuel H. Armacost(7)	104,039	*

Scott H. Baxter	10,683	*

Oliver G. Brewer III(8)	1,197,192	*

Thomas G. Dundon(9)	18,639,083	10.09%

Rebecca Fine	4,859	*

Laura J. Flanagan	18,578	*

Joseph B. Flannery	7,954	*

Russell L. Fleischer	33,430	*

Glenn F. Hickey	33,761	*

Bavan Holloway	0	*

Mark F. Leposky	255,844	*

John F. Lundgren	77,279	*

Brian P. Lynch(10)	65,162	*

Scott M. Marimow(11)	573

Adebayo O. Ogunlesi	78,184	*

Varsha R. Rao	0	*

Linda B. Segre	42,338	*

Arthur F. Starrs(12)	58,283	*

Anthony S. Thornley	63,653	*

All directors and executive officers as a group (20 persons)(13)	24,883,155	13.46%

*	Less than one percent

(1)

Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)

Based on a Schedule 13D/A filed by PEP TG Investments LP with the SEC on November 17, 2021. Represents (i) 21,175,226 shares of Common Stock held by PEP TG Investments LP; and (ii) 130,064 shares of Common Stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.

(3)

Based on a Schedule 13D filed by DDFS Partnership LP with the SEC on March 11, 2021. Represents shares directly held by DDFS Partnership LP. As a result of its relationship with DDFS Partnership LP, DDFS Management Company LLC may be deemed to beneficially own such shares. Thomas G. Dundon is the sole member of DDFS Management Company LLC. 5,536,208 of such shares are pledged as collateral in respect of a loan.

(4)

Based on a Schedule 13G/A filed by BlackRock, Inc., with the SEC on February 1, 2022. This schedule reported that BlackRock, Inc. has sole voting power with respect to 12,820,644 shares of Common Stock and sole dispositive power with respect to 13,043,714 shares of Common Stock.

(5)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022. This schedule reported that Vanguard has sole voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 12,296,608 shares of Common Stock, shared voting power with respect to 95,906 shares of Common Stock and shared dispositive power with respect to 197,723 shares of Common Stock.

(6)

Includes (i) 131,345 shares of Common Stock held by TGP Advisors, LLC (of which 121,994 are subject to options exercisable within 60 days of the Table Date); (ii) 2,737,484 shares of Common Stock held by TGP Investors, LLC; (iii) 604,998 shares of Common Stock held by TGP Investors II, LLC; and (iv) 661,813 shares of Common Stock held by WestRiver Management, LLC. As a result of its relationship with the foregoing entities, WestRiver Management, LLC may be deemed to beneficially own such shares. Erik J Anderson is the sole member and manager of WestRiver Management, LLC. Also includes (a) 16,029 shares directly held by Mr. Anderson and (b) 38,591 shares of Common Stock held by Anderson Family Investments, LLC, of which Mr. Anderson is the managing member.

(7)	20,000 of Mr. Armacost’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(8)	All of Mr. Brewer’s shares are held in various family trusts, of which Mr. Brewer and/or his spouse are the trustees.

(9)	Includes 46,250 shares of Common Stock directly held by Mr. Dundon and the 18,592,833 shares directly held by DDFS Partnership LP referenced in footnote 3 above.

(10)	36,575 of Mr. Lynch’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(11)

Represents shares held directly by Mr. Marimow. Mr. Marimow is a Managing Director of Providence Equity Partners L.L.C. (“Providence”). Any securities issued to Mr. Marimow for his service as a director of the Company are held by Mr. Marimow for the benefit of Providence. Mr. Marimow disclaims beneficial ownership of such shares of Common Stock.

(12)	Includes 25,783 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date.

(13)

Includes (i) 121,994 shares of Common Stock issuable upon exercise of options within 60 days of the Table Date and (ii) 25,783 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date, as set forth in the previous footnotes.

TRANSACTIONS WITH RELATED PERSONS

It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Stockholders Agreement

Providence, Dundon and WestRiver, each of which became 5% or greater shareholders of the Company in connection with the Company’s merger with Topgolf, are parties to the Stockholders Agreement, pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. As of December 31, 2021, WestRiver no longer held sufficient shares to maintain its right to designate a nominee for director.

The Stockholders Agreement further provides that each of Providence, Dundon and WestRiver will be entitled to the same reimbursement for travel and other expenses paid to other non-employee directors of the Company and the same indemnification rights provided to other non-employee directors of the Company.

Registration Rights Agreement and Secondary Follow-On Offering

Each of Providence, Dundon and WestRiver are parties to a Registration Rights Agreement with the Company, dated as of October 27, 2020, pursuant to which each such shareholder is entitled to certain registration rights with respect to the resale of shares of the Common Stock received by such shareholder in connection with the merger with Topgolf, subject to certain conditions set forth therein. The Registration Rights Agreement provides such shareholders with demand, “piggy-back” and shelf registration rights, subject to certain minimum threshold requirements and other customary conditions.

On September 15, 2021, pursuant to such demand registration rights, the Company entered into an underwriting agreement with Goldman Sachs & Co. LLC, as the representative of the underwriters named therein (the “Underwriters”), and Providence (the “Selling Stockholder”), relating to an underwritten public offering of up to 4,600,000 shares of Common Stock, which included the full exercise by the Underwriters of their option to purchase up to 600,000 additional shares of Common Stock, at a price to the public of $29.25 per share. All 4,600,000 shares of Common Stock were sold by the Selling Stockholder.

Merger Consideration

At the closing of the Company’s merger with Topgolf, each of Providence, Dundon and WestRiver received as merger consideration a number of shares of Common Stock, as shown in the table below:

Shareholder	Number of Shares Received
Providence	28,775,226
WestRiver	20,837,229
Dundon	18,756,915

In addition to the above, TGP Advisors (an affiliate of WestRiver) received 295,287 stock options to purchase shares of Common Stock upon conversion of outstanding Topgolf stock options.

Warrant Assumption Agreement

Upon the closing of the Company’s merger with Topgolf and pursuant to the terms of a warrant assumption agreement, dated as of October 27, 2020, the Company assumed a warrant to purchase shares of preferred stock of Topgolf held by Providence, which was converted into a warrant to purchase 130,064 shares of Common Stock at an exercise price of $25.98 per share.

Employer Direct Healthcare

Topgolf has engaged Employer Direct Healthcare, LLC (“Employer Direct”) to provide certain supplemental healthcare benefits to eligible participants enrolled in the self-funded health benefit plan. Certain investment funds controlled by Mr. Dundon own a majority ownership interest in Employer Direct. Topgolf paid approximately $0.2 million during fiscal year 2021 in connection with such engagement.

Consulting Agreement With Jon Leposky

Jon Leposky, the son of Mark Leposky, the Company’s Executive Vice President, Global Operations, provides services to the Company as a consultant to assist with the implementation of a custom software solution to resolve an embroidery software programming issue. Since January 1, 2021, pursuant to this arrangement, the Company has paid Mr. Leposky approximately $350,000 in total compensation. The Company expects to pay approximately $140,000 in additional compensation for the completion of the services.

Director Affiliations With Our Principal Shareholders

Following the merger with Topgolf and pursuant to the terms of the Stockholders Agreement, the following directors were designated by, and are affiliated with, our principal shareholders as indicated in the table below:

Director	Affiliation
Erik J Anderson	WestRiver
Thomas G. Dundon	Dundon
Scott M. Marimow	Providence

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2023 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2022 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2023 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2023 annual meeting. As a result, in the event the 2023 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February 24, 2023 and no earlier than January 25, 2023. Any such notice must include all of the information specified in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2023 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 9, 2022. However, if the date of the 2023 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2023 annual meeting.

In accordance with the Company’s Bylaws, any shareholder (or group of up to 20 shareholders) meeting the Company’s continuous ownership requirements (as set forth in the Company’s Bylaws) who wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2023 annual meeting must provide written notice to the Company’s Corporate Secretary at its principal executive offices in Carlsbad, California no earlier than 150 calendar days and no later than 120 calendar days before the date proxy materials were released to shareholders in connection with this year’s Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as provided in the Company’s Bylaws. As a result, such notice must be received by the Company’s Corporate Secretary no later than December 9, 2022 and no earlier than November 9, 2022. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act. The Company intends to file a proxy statement and white proxy card with the SEC in connection with its solicitation of proxies for its 2023 annual meeting of shareholders. Shareholders may obtain the Company’s proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

OTHER MATTERS

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.

Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Carlsbad, California	Sarah E. Kim
April 8, 2022	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Non-GAAP Reconciliation and Supplemental Financial Information

(Unaudited)

(In thousands)

	2021 Trailing Twelve Month Adjusted EBITDA					2020 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	Total	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Total
Net income (loss)	272,461	$91,744	$(15,991)	$(26,226)	$321,988	$28,894	$(167,684)	$52,432	$(40,576)	$(126,934)
Interest expense, net	17,457	28,876	28,730	40,502	115,565	9,115	12,163	12,727	12,927	46,932
Income tax provision (benefit)	47,743	(15,853)	66,229	(69,465)	28,654	9,151	(7,931)	5,360	(7,124)	(544)
Depreciation and amortization expense	20,272	43,270	44,377	47,903	155,822	8,997	9,360	10,311	10,840	39,508
JW goodwill and trade name impairment(1)	—	—	—	—	—	—	174,269	—	—	174,269
Non-cash stock compensation and stock warrant expense, net	4,609	11,039	10,832	11,964	38,444	1,861	2,942	3,263	2,861	10,927
Non-cash lease amortization expense	872	2,103	2,792	7,748	13,515	264	207	(99)	(76)	296
Acquisitions & other non-recurring costs, before taxes(2)	(235,594)	3,274	1,875	1,843	(228,602)	1,516	5,856	4,402	8,607	20,381

Adjusted EBITDA	$127,820	$164,453	$138,844	$14,269	$445,386	$59,798	$29,182	$88,396	$(12,541)	$164,835
Topgolf pre-merger EBITDA contribution for Jan. and Feb. 2021(3)	2,265	—	—	—	2,265	—	—	—	—	—

Pro Forma Adjusted EBITDA	$130,085	$164,453	$138,844	$14,269	$447,651	$59,798	$29,182	$88,396	$(12,541)	$164,835

(1) In 2020, amounts include an impairment charge of $174.3 million related to Jack Wolfskin.

(2) In 2021, amounts include transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company’s former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin. In 2020, amounts include costs associated with the Company’s transition to its new North America Distribution Center, costs associated with the merger with Topgolf, and the implementation of new IT systems for Jack Wolfskin, as well as severance related to the Company’s cost reduction initiatives.

(3) Due to the timing of the Topgolf merger on March 8, 2021, Callaway’s reported full year financial results included only 10 months of Topgolf results in 2021. This $2.3 million reflects the Topgolf Adjusted EBITDA contribution for January and February 2021.

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Non-GAAP Reconciliation and Supplemental Financial Information

(Unaudited)

(In thousands)

	2019 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Total
Net income (loss)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	7,977	9,022	8,472	9,480	34,951
Non-cash stock compensation expense	3,435	3,530	2,513	3,418	12,896
Non-cash lease amortization expense	(140)	(9)	(36)	(120)	(305)
Acquisitions & other non-recurring costs, before taxes(1)	13,986	6,939	3,009	4,090	28,024

Adjusted EBITDA	$93,100	$65,881	$56,679	$(5,653)	$210,007

(1) Acquisitions and other non-recurring costs for the year ended December 31, 2019, include (i) $14.1 million of transaction and transition related costs associated with the acquisition of Jack Wolfskin, including banker’s fees, legal fees, consulting fees, audit fees for SEC reporting requirements, valuation services associated with preparing Jack Wolfskin’s opening balance sheet and travel expenses; (ii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iii) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

2021 Topgolf Non-GAAP Reconciliation and Supplemental Financial Information

(Unaudited)

(In thousands)

Twelve Months Ended December 31, 2021
Segment operating income(1):	$58,225
Depreciation and amortization expense	93,066
Non-cash stock compensation expense	13,802
Non-cash lease amortization expense	12,028

Adjusted segment EBITDA	$177,121
Topgolf pre-merger EBITDA contribution for Jan. and Feb. 2021(2)	2,265

Pro Forma adjusted segment EBITDA	$179,386

(1) The Company does not calculate GAAP net income at the operating segment level, but has provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income for the year ended December 31, 2021.

(2) Due to the timing of the Topgolf merger on March 8, 2021, Callaway’s reported full year financial results included only 10 months of Topgolf results in 2021. This $2.3 million reflects the Topgolf Adjusted EBITDA contribution for January and February 2021.

APPENDIX B – CALLAWAY GOLF COMPANY 2022 INCENTIVE PLAN

SECTION 1. PURPOSES OF THE PLAN

The Callaway Golf Company 2022 Incentive Plan (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

SECTION 2. DEFINITIONS

As used in the Plan:

“2004 Plan” means the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended from time to time.

“2004 Plan Award” means an award outstanding under the 2004 Plan as of the Effective Date.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a)    Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b)    Individuals who, as of the Effective Date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the Effective Date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c)    Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i)    a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 50% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii)    a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d)    Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation or dissolution of the Company.

If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Callaway Golf Company, a Delaware corporation.

“Consultant” means any director, consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities; provided, that no person will be treated as a Consultant under the Plan unless a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Director” means a member of the Board.

“Directors Plan” means the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan (effective May 15, 2013).

“Effective Date” has the meaning set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss; (b) items relating to financing activities; (c) items attributable to the business operations of any entity acquired by the Company during the performance period; (d) items related to discontinued

operations that do not qualify as a segment of a business under applicable accounting standards; (e) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (f) gains or losses on the disposition of a business; (g) changes in tax or accounting regulations or laws; (h) the effects of a merger or acquisition; (i) asset write-downs; (j) litigation or claim judgments or settlements; (k) any accruals for reorganization and restructuring programs; and (l) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

“Fair Market Value” means, as of any given date, the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value for such date of determination.

“Full Value Award” means any Award that is settled in shares of Common Stock other than (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Related Company).

“Incentive Stock Option” means an Option granted under the Plan that is intended to be, and that qualifies as, an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Inducement Plan” means the Callaway Golf Company 2021 Employment Inducement Plan, as amended from time to time.

“Nonqualified Stock Option” means an Option granted under the Plan that does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Performance Criteria” has the meaning set forth in Section 10.3.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means this Callaway Golf Company 2022 Incentive Plan.

“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee and that constitutes a “subsidiary” of the Company for purposes of Form S-8.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Related Company or with which the Company or any Related Company combines.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1    Administration of the Plan

The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board shall administer the Plan with respect to Awards to Directors and the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with applicable law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan. Additionally, to the extent required by applicable law, each of the individuals constituting the “Committee” shall be an “independent director” under the rules of any securities exchange on which the shares of Common Stock are listed, quoted or traded.

3.2    Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be equal to (i) 16,000,000 shares; less (ii) any shares of Common Stock which are subject to 2004 Plan Awards granted on or after March 16, 2022 but prior to the Effective Date; plus (ii) any shares of Common Stock which are subject to 2004 Plan Awards which become available for issuance under the Plan following the Effective Date pursuant to Section 4.2 (the “Share Limit”). The number of shares authorized for issuance under the Plan shall be (x) decreased by 1.0 share for each share issued pursuant to an Award that is not a Full Value Award or any 2004 Plan Award described in clause (ii) that would not constitute Full Value Awards if granted under this Plan, and (y) decreased by 2.0 shares for each share issued pursuant to a Full Value Award or any 2004 Plan Award described in clause (ii) that would constitute a Full Value Award if granted under this Plan. As of March 16, 2022, the Company will cease granting awards under the Inducement Plan and the Directors Plan, and as of the Effective Date, the Company will cease granting awards under the 2004 Plan; however, awards issued under the 2004 Plan, the Inducement Plan and the Directors Plan and outstanding as of the Effective Date will remain subject to the terms of the applicable plan.

4.2    Share Usage

(a)    Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award or 2004 Plan Award lapses, expires, terminates or is canceled (in whole or in part), the shares subject to such Award or 2004 Plan Award shall, to the extent of such lapsing, expiration, termination or cancellation, again be available for issuance under the Plan and shall be added back to the Share Limit. Any shares subject to an Award or 2004 Plan Award that are forfeited by a Participant or repurchased by the Company at a price no greater than the price paid by the Participant so that such shares are returned to the Company will again be available for issuance under the Plan and shall be added back to the Share Limit. Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award or any 2004 Plan Award that would constitute a Full Value Award if granted under this Plan will again be available for issuance under the Plan and shall be added back to the Share Limit. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because the Option or Stock Appreciation Right is exercised through a reduction of shares of Common Stock subject to such Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right; (iii) shares of Common Stock that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option or in satisfaction of the withholding of taxes incurred in connection with the exercise of any Option or Stock Appreciation Right; or (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The following items shall not be counted against the total number of shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Plan. Any shares of Common Stock that again become available for Awards under the Plan and are added to the Share Limit pursuant to this Section 4.2 shall be added as (x) 1.0 share of Common Stock for every one share subject to Awards other than Full Value Awards granted under the Plan or 2004 Plan Awards that would not constitute Full Value Awards if granted under this Plan, and (y) 2.0 shares for every one share subject to Full Value Awards granted under the Plan or any 2004 Plan Award that would constitute a Full Value Award if granted under this Plan.

(b)    The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)    Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal 16,000,000 shares, subject to adjustment as provided in Section 15. Notwithstanding the provisions of this Section 4.2, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.3    Substitute Awards

In connection with an entity’s merger or consolidation with the Company or any Related Company or the Company’s or any Related Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Limit (nor shall shares of Common Stock subject to a Substitute Award be added to the Share Limit as provided above), except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Related Company or with which the Company or any Related Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Share Limit (and shares subject to such Awards (which, for the avoidance of doubt excludes Substitute Awards) may again become available for Awards under the Plan and added to the Share Limit as provided under Section 4.2 above); provided that Awards using such available shares (or any shares that again become available for issuance under the Plan and are added to the Share Limit under Section 4.2 above) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Related Companies prior to such acquisition or combination.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or Consultant of the Company or a Related Company and any Director whom the Committee from time to time selects.

SECTION 6. AWARDS

6.1    Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

SECTION 7. OPTIONS

7.1    Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the grant date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In addition, if an Incentive Stock Option is granted to any Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company or any Related Company (a “Ten Percent Holder”), the exercise price for shares purchased under such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Common Stock on the grant date.

7.3    Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall any Option be exercisable more than ten (10) years after the grant date (or five (5) years after the grant date for any Incentive Stock Options granted to Ten Percent Holder).

7.4    Exercise of Options

Subject to Section 7.1, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may, in the discretion of the Committee, include:

(a)    cash;

(b)    check or wire transfer;

(c)    tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period, if any, required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d)    the withholding by the Company of shares of Common Stock issuable pursuant to the exercise of the Option;

(e)    to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price; or

(f)    such other consideration as the Committee may permit in its sole discretion.

7.6    Post-Termination Exercises

(a)    The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b)    A Participant’s change in status from an employee to a Consultant or Director who renders bona fide services to the Company or any Related Company, or a change in status from a Consultant or Director to an employee of the Company or any Related Entity, shall not be considered a Termination of Service for purposes of this Section 7.

7.7    Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code

(the Fair Market Value being determined as of the grant date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted. A Participant shall give the Company prompt written or electronic notice of any disposition of shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such shares to such Participant.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1    Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. Subject to the other provisions of this Section 8, SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a SAR shall be equal to the Fair Market Value of the Common Stock for the grant date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a SAR shall be as established for that SAR by the Committee, but in no event shall such term exceed ten (10) years from the grant date.

8.2    Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the positive difference, if any, between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

9.1    Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 10.3), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.

9.3    Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. Such Dividend Equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned Awards. Dividends or dividend equivalents accrued on such shares or with respect to Awards shall become payable no earlier than the date the underlying Award vests. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.4    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1    Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2    Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash or shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to Performance Unit.

10.3    Awards Subject to Performance Goals

Awards granted under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall be determined by the Committee. Such business criteria may include, but are not limited to, one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (b) earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense); (c) gross or net margin; (d) earnings or loss per share; (e) growth in earnings or earnings per share; (f) stock price; (g) return on equity or average shareholders’ equity; (h) total shareholder return; (i) return on capital or return on invested capital; (j) return on assets or net assets; (k) return on investment; (l) gross or net sales, growth in sales or return on sales; (m) income or net income (either before or after taxes); (n) adjusted net income; (o) operating income or net operating income; (p) contribution to profit; (q) operating profit or net operating profit; (r) operating margin; (s) return on operating revenue; (t) economic profit (including economic profit margin); (u) market share; (v) overhead or other expense reduction; (w) growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index; (x) debt levels or reduction; (y) financing and other capital raising transactions; (z) acquisition activity; (aa) strategic plan development and implementation; (bb) human capital management (including diversity and inclusion); and (cc) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices (collectively, the “Performance Criteria”).

10.4    Use of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made in any evaluation of performance under the Performance Criteria. Such adjustments may include, but are not limited to, any Extraordinary Items.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 13, entitle the Participant to a payment in cash or Common Stock upon the attainment of performance goals or such other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion.

SECTION 12. VESTING LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted hereunder shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing shall not apply to: (i) substitute awards issued by the Company in connection with an acquisition or other corporate transaction; (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 5% of the Share Limit. In addition, the Committee may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service and/or in connection with a Change in Control.

SECTION 13. WITHHOLDING

Each Participant must pay the Company, or make provision satisfactory to the Committee for payment of, any taxes required by applicable law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Committee), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Committee, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Committee. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (a) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (b) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 15. ADJUSTMENTS

15.1    Adjustment of Shares

(a)    In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan or with respect to Incentive Stock Options under the Plan and the manner in which shares subject to Full Value Awards will be counted; (B) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (C) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

(b)    The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)    Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3    Change in Control

(a)    In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, the Board or Committee may provide that (i) each outstanding Option shall terminate; provided, that immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied; (ii) a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options; or (iii) outstanding Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

(b)    In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, the Board or Committee may provide that either: (i) the outstanding Restricted Stock or Restricted Stock Unit Awards will continue, or be assumed or replaced with an equivalent award by a Successor Company, which continuation, assumption or replacement will be binding on the Participant holding such Awards; (ii) the outstanding Restricted Stock or Restricted Stock Unit Awards shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the Acquisition Price multiplied by the number of shares of Common

Stock subject to such outstanding Awards; or (iii) if the outstanding Restricted Stock or Restricted Stock Unit Awards are not continued, assumed or replaced, then the restrictions on such Awards shall lapse and be removed and the Awards shall be deemed to have vested immediately prior to the Change in Control. If the outstanding Restricted Stock or Restricted Stock Unit Awards are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock or restricted stock awards shall be adjusted in the same manner as provided in Section 15.3(a) for Options.

15.4    Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7    Limitation on Certain Adjustments

Unless otherwise determined by the Committee, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent it would (a) cause the Plan to violate Section 422(b)(1) of the Code, (b) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (c) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

SECTION 16. AMENDMENT AND TERMINATION

16.1    Amendment, Suspension or Termination of the Plan

(a)    Except as otherwise provided in Section 16.1(b), the Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be obtained for any amendment to the Plan.

(b)    Notwithstanding Section 16.1(a), the Board or the Committee may not, except as provided in Section 15, take any of the following actions without approval of the Company’s shareholders within twelve (12) months before or after such action: (i) increase the Share Limit imposed in Section 4.1; or (ii) take any action prohibited under Section 16.4.

16.2    Term of the Plan

(a)    Unless sooner terminated as provided herein, the Plan shall terminate on, and no Award (including an Incentive Stock Option) may be granted pursuant to the Plan after March 14, 2032.

(b)    After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3    Consent of Participant

Except as provided in Section 15 and Section 17.5, the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not require a Participant’s consent.

16.4    Prohibition on Repricing

Subject to Section 15 hereof, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock

Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares. Subject to Section 15 hereof, the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

SECTION 17. GENERAL

17.1    No Individual Rights

(a)    No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)    Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or service at any time, with or without Cause.

17.2    Issuance of Shares

(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(c)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(d)    No fractional shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

17.3    Indemnification

(a)    Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

(b)    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4    No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Unless otherwise expressly provided in an Award agreement, the Plan and any Award granted under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under the Plan exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted under the Plan is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an agreement evidencing an Award is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the agreement evidencing such Award. Notwithstanding anything to the contrary in the Plan (unless the Award agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date this six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

17.6    Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the

Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.1    Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

17.11    Claw-Back Provisions

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

17.11    Paperless Administration

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response system, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such a system.

SECTION 18. EFFECTIVE DATE

This Callaway Golf Company 2022 Incentive Plan, adopted by the Board on March 15, 2022, shall become effective on the date on which it is approved by the Company’s shareholders (the “Effective Date”).

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Before the Meeting - Go to
www.investorvote.com/ELY or scan the QR code – login details are located in the shaded bar below.
During the Meeting - Go to
www.meetnow.global/MDHNQQH. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A

Proposals – THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2, 3 AND 4.

1. Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Oliver G. Brewer III	☐	☐	☐	02 - Erik J Anderson	☐	☐	☐	03 - Samuel H. Armacost	☐	☐	☐

	04 - Scott H. Baxter	☐	☐	☐	05 - Thomas G. Dundon	☐	☐	☐	06 - Laura J. Flanagan	☐	☐	☐

	07 - Russell L. Fleischer	☐	☐	☐	08 - Bavan M. Holloway	☐	☐	☐	09 - John F. Lundgren	☐	☐	☐

	10 - Scott M. Marimow	☐	☐	☐	11 - Adebayo O. Ogunlesi	☐	☐	☐	12 - Varsha R. Rao	☐	☐	☐

	13 - Linda B. Segre	☐	☐	☐	14 - Anthony S. Thornley	☐	☐	☐

	For	Against	Abstain
2. To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

4. To approve the Callaway Golf Company 2022 Incentive Plan	☐	☐	☐

	For	Against	Abstain
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers	☐	☐	☐

In their discretion, Brian P. Lynch and Sarah E. Kim, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03M7VD

The 2022 Annual Meeting of Shareholders of Callaway Golf Company will be held on

Wednesday, May 25, 2022, at 8:00 A.M. Pacific Time, virtually via the Internet at www.meetnow.global/MDHNQQH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting

To Be Held on May 25, 2022: The Annual Report and Proxy Statement are available on the Internet at:

https://www.allianceproxy.com/callawaygolf/2022

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ELY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints Brian P. Lynch and Sarah E. Kim, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held via remote communication, on May 25, 2022, at 8:00 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.